Filed Pursuant to Rule 424(b)(2)
Registration Statement Nos. 333-293732 and
333-293732-02

PROSPECTUS SUPPLEMENT

(To prospectus dated February 25, 2026)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

General Terms of Sale

The following terms will generally apply to the medium-term senior notes that we will sell from time to time using this prospectus supplement, the accompanying prospectus and any applicable pricing supplement, product supplement and/or other supplement. Citigroup Global Markets Holdings will include information on the specific terms for each note in a pricing supplement, product supplement and/or other supplement (each of which we refer to as a “supplement”) to this prospectus supplement that Citigroup Global Markets Holdings will deliver to prospective buyers of any note.

•	The notes will have maturities of nine months or more from the date of issue, unless otherwise specified in the applicable supplement.

•

The notes may be issued as indexed notes. The payment or deliveries at maturity and/or payments of interest, if any, on indexed notes may be linked to the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or a basket of one or more of the foregoing, as specified in the applicable supplement.

•	The notes may be settled in cash or in other property, as specified in the applicable supplement.

•	The terms of specific notes may permit or require redemption or repurchase at our option or the option of the holder.

•	The notes will be denominated in U.S. dollars, unless otherwise specified by us and described in the applicable supplement.

•	The notes may bear interest at a fixed or floating interest rate or may bear no interest.

•	The notes will not be listed on any securities exchange, unless otherwise specified in the applicable supplement.

•	The notes are part of our senior indebtedness.

•

You should review “Description of Debt Securities” in the accompanying prospectus, “Description of the Notes” in this prospectus supplement and each other applicable supplement for specific terms that apply to your notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-1 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement, product supplement or other supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Our affiliate, Citigroup Global Markets Inc., has agreed to use reasonable efforts to solicit offers to purchase these notes as our agent. The agent may also purchase these notes as principal at prices to be agreed upon at the time of sale. The agent may resell any notes it purchases as principal at a fixed public offering price, at prevailing market prices or at other prices, as the agent determines.

These notes are unsecured obligations of Citigroup Global Markets Holdings Inc., and the guarantee of these notes is an unsecured obligation of Citigroup Inc. These notes, and the guarantee of these notes by Citigroup Inc., are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Citigroup

February 25, 2026

We are responsible for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, any other applicable supplement and in any related free writing prospectus that we prepare or authorize. We have not authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of the applicable document. We are not making an offer of the notes in any jurisdiction where the offer is not permitted.

References in this prospectus supplement to “Citigroup Global Markets Holdings,” “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise. Citigroup Global Markets Holdings’ Legal Entity Identifier (LEI) is 82VOJDD5PTRDMVVMGV31.

TABLE OF CONTENTS

Prospectus Supplement

i

RISK FACTORS

Risk Factors Relating to Notes Denominated in a Non-U.S. Currency

Changes in Exchange Rates and Exchange Controls Could Result in a Substantial Loss to You.

An investment in foreign currency notes, which are notes denominated in a specified currency other than U.S. dollars, entails significant risks that are not associated with a similar investment in a security denominated in U.S. dollars. Similarly, an investment in an indexed note, on which all or a part of any payment due is based on one or more currencies other than U.S. dollars, has significant risks that are not associated with a similar investment in non-indexed notes. Such risks include, but are not limited to:

•	the possibility of significant market changes in exchange rates between U.S. dollars and the relevant currencies;

•	the possibility of significant changes in exchange rates between U.S. dollars and the relevant currencies resulting from official redenomination or revaluation of such specified currency; and

•	the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments.

Such risks generally depend on factors over which Citigroup Global Markets Holdings has no control and which cannot be readily foreseen, such as:

•	economic events;

•	political events; and

•	the supply of, and demand for, the relevant currencies.

In recent years, exchange rates between the U.S. dollar and some foreign currencies in which Citigroup Global Markets Holdings’ notes may be denominated, and between these foreign currencies and other foreign currencies, have been volatile. This volatility may be expected in the future. Fluctuations that have occurred in any particular exchange rate in the past are not necessarily indicative, however, of fluctuations that may occur in the exchange rate during the term of any foreign currency note. Depreciation of the specified currency of a foreign currency note against the U.S. dollar may result in a decrease in the effective yield of such foreign currency note below its interest rate and could result in a substantial loss to the investor on a U.S. dollar basis.

Governments have imposed from time to time, and may in the future impose, exchange controls that could affect exchange rates as well as the availability of a specified currency other than U.S. dollars at the time of payment of principal of, or premium (if any) or interest on, a foreign currency note. There can be no assurance that exchange controls will not restrict or prohibit payments of principal, premium (if any) or interest or other amounts payable (if any) denominated in any such specified currency. Similarly, in the case of indexed notes and depending on the specific terms of the notes, fluctuations of the relevant underlying currencies could result in no return or in a substantial loss to the investor.

Even if there are no actual exchange controls, it is possible that such specified currency would not be available to Citigroup Global Markets Holdings when payments on a note are due because of circumstances beyond the control of Citigroup Global Markets Holdings. In this event, Citigroup Global Markets Holdings will make required payments in U.S. dollars on the basis described in this prospectus supplement. You should consult your own financial and legal advisors as to the risks of an investment in notes denominated in a currency other than U.S. dollars. See “— The Unavailability of Currencies Could Result in a Substantial Loss to You” and “Description of the Notes — Supplemental Provisions Relating to Non-U.S. Dollar Notes — Payment of Principal and Interest” below.

The information set forth in this prospectus supplement is directed to prospective purchasers of notes who are United States residents, except where otherwise expressly noted. We cannot advise prospective purchasers who are residents of countries other than the United States regarding any matters that may affect the purchase or holding of, or receipt of payments of principal, premium or interest on, notes. Such persons should consult their advisors with regard to these matters. Any applicable supplement relating to notes having a specified currency other than U.S. dollars will contain a description of any material exchange controls affecting such currency and any other required information concerning such currency.

The Unavailability of Currencies Could Result in a Substantial Loss to You.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings’ control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

Unless otherwise specified in the applicable pricing supplement, if the specified currency of a note is officially redenominated, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on such note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings’ obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of the European Monetary Union, see “European Monetary Union” in the accompanying prospectus and any disclosure on the European Monetary Union in an applicable supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable supplement.

Judgments in a Foreign Currency Could Result in a Substantial Loss to You.

The notes will be governed by, and construed in accordance with, the laws of State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Other Risk Factors

Events of Bankruptcy or Insolvency or Resolution Proceedings Relating to Citigroup Inc. and Covenant Breach by Citigroup Inc. Will Not Constitute an Event of Default With Respect to the Notes.

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. will not constitute an event of default with respect to the notes. Similarly, any breach of a covenant in the indenture by Citigroup Inc. (other than payment default) will not constitute an event of default with respect to the notes. Furthermore, it will not constitute an event of default with respect to the notes if the guarantee of the notes by Citigroup Inc. ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. (in the absence of any such event occurring with respect to Citigroup Global Markets Holdings) will not permit the notes to be declared due and payable. In addition, a breach of a covenant by Citigroup Inc. (including, for example, a breach of Citigroup Inc.’s covenants with respect to mergers, the sale of all or substantially all its assets or limitations on liens), other than payment default, will not permit the notes to be declared due and payable. The value you receive on the notes may be significantly less than what you would have otherwise received had the notes been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution proceedings relating to Citigroup Inc. or the breach of a covenant by Citigroup Inc. or upon Citigroup Inc.’s guarantee ceasing to be in full force and effect.

The U.S. Federal Tax Consequences of an Assumption of the Notes are Unclear.

The notes may be assumed by Citigroup Inc., as provided in the accompanying prospectus. The law regarding whether or not such an assumption would be considered a taxable modification of the notes is not entirely clear and, if the Internal Revenue Service (the “IRS”) were to treat the assumption as a taxable modification, a U.S. holder would generally be required to recognize gain (if any) on the notes and the timing and character of income recognized with respect to the notes after the assumption could be affected significantly. A changed treatment of the notes could have possible withholding tax consequences to Non-U.S. Holders (as defined under “United States Federal Tax Considerations — Tax Consequences to Non-U.S. Holders”). You should read carefully the discussion under “United States Federal Tax Considerations” in this prospectus supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an assumption of the notes.

Additional risks specific to particular notes will be detailed in an applicable pricing supplement, product supplement and/or other supplement.

IMPORTANT CURRENCY INFORMATION

Purchasers are required to pay for each note in the currency specified by Citigroup Global Markets Holdings for such note. If requested by a prospective purchaser of a note having a specified currency other than U.S. dollars, Citigroup Global Markets Holdings’ exchange rate agent may at its discretion arrange for the exchange of U.S. dollars into such specified currency to enable the purchaser to pay for such note. Each such exchange will be made by the exchange rate agent. The terms, conditions, limitations and charges that the exchange rate agent may from time to time establish in accordance with its regular foreign exchange practice shall control the exchange. The purchaser must pay all costs of exchange.

References in this prospectus supplement to “U.S. dollars,” “U.S.$,” “dollar” or “$” are to the lawful currency of the United States.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, the accompanying prospectus and in other information incorporated by reference in this prospectus supplement are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target, outlook, guidance and illustrative, and similar expressions or future or conditional verbs such as will, should, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results of operations and financial conditions including capital and liquidity may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus supplement and the accompanying prospectus, and the factors and uncertainties summarized under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Precautionary statements included in such filings should be read in conjunction with this prospectus supplement and the accompanying prospectus. Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Medium-Term Senior Notes, Series N supplements the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus. If any specific information regarding the notes in this prospectus supplement is inconsistent with the more general terms of the debt securities described in the accompanying prospectus, you should rely on the information in this prospectus supplement.

The applicable pricing supplement and any applicable product supplement or other supplement (each of which we refer to as a “supplement”) for each offering of notes will contain the specific information and terms for that offering. If any information in the applicable supplement, including any changes in the method of calculating interest on any note, is inconsistent with this prospectus supplement, you should rely on the information in the applicable supplement. The applicable supplement may also add, update or change information contained in the accompanying prospectus and this prospectus supplement. It is important for you to consider the information contained in the accompanying prospectus, this prospectus supplement and each other applicable supplement in making your investment decision.

General

The notes are a series of senior debt securities issued under Citigroup Global Markets Holdings’ senior debt indenture dated as of March 8, 2016 and as amended from time to time among Citigroup Global Markets Holdings, Citigroup, as guarantor, and The Bank of New York Mellon, as trustee, the payments on which are fully and unconditionally guaranteed by Citigroup Inc. You should review the accompanying prospectus for further information about Citigroup Global Markets Holdings’ senior indenture. The information in this section “Description of the Notes” supplements, and should be read together with, the information in the section “Description of Debt Securities” in the accompanying prospectus. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement without notice.

The notes will constitute part of the senior indebtedness of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured debt of Citigroup Global Markets Holdings other than subordinated debt. The guarantee of payments due on the notes will constitute part of the senior indebtedness of Citigroup and will rank on an equal basis with all other unsecured debt of Citigroup other than subordinated debt. See “Description of Debt Securities — Citigroup Guarantee” in the prospectus.

The applicable supplement relating to a note will describe the following terms, to the extent applicable:

•	the specified currency for such note, if other than U.S. dollars;

•	the price at which such note will be issued;

•	the original issue date on which such note will be issued;

•	the date of the stated maturity;

•	if such note is a fixed rate note, the rate per annum at which such note will bear any interest, and whether and the manner in which such rate may be changed prior to its stated maturity;

•	if such note is a floating rate note, relevant terms such as:

(1) the base rate;

(2) the initial interest rate;

(3) the interest periods or the interest reset dates;

(4) the interest payment dates;

(5) any index maturity;

(6) any maximum interest rate;

(7) any minimum interest rate;

(8) any spread or spread multiplier; and

(9) any other terms relating to the particular method of calculating the interest rate for such note and whether and how any spread or spread multiplier may be changed prior to stated maturity;

•	whether such note is a note issued originally at a discount;

•	if such note is an amortizing note, the terms for repayment prior to stated maturity;

•

if such note is an indexed note, in the case of an indexed rate note, the manner in which the amount of any interest payment will be determined or, in the case of an indexed principal note, its stated principal amount and the manner in which the amount payable at stated maturity will be determined;

•	if such note may be settled in any property or currency other than U.S. dollars, the type of such property or currency and the manner in which it will be determined;

•

if such note may be redeemed at the option of Citigroup Global Markets Holdings, or repaid at the option of the holder, prior to stated maturity as described under “Optional Redemption, Repayment and Repurchase” below, the terms of its redemption or repayment;

•	if such note has an optional extension beyond its stated maturity, the terms of such optional extension;

•	the form of such notes, if other than a global security registered in the name of a nominee of DTC;

•	any special United States federal income tax consequences of the purchase, ownership and disposition of a particular issuance of notes;

•	if such note is a renewable note, the specific terms governing renewability;

•	the use of proceeds, if materially different than that disclosed in the accompanying prospectus; and

•	any other terms of such note that are not inconsistent with the provisions of the indenture under which such note will be issued.

Indexed Notes

Citigroup Global Markets Holdings may from time to time offer indexed notes on which some or all interest payments, in the case of an indexed rate note, and/or the amount payable at stated maturity or earlier redemption or retirement, in the case of an indexed principal note, is determined based on the price or level of one or more equity securities, equity indices, commodities, commodity indices, currencies, interest rates or any other index or measure, or a basket of one or more of the foregoing, as specified in the applicable supplement (each, an “index”). Indexed principal notes will have a stated principal amount set forth in the applicable supplement. With respect to indexed principal notes, references to the payment of “principal” in this prospectus supplement or the accompanying prospectus (other than the “stated principal amount”) in the context of the amount payable at stated maturity or earlier redemption or repayment are to the amount payable on such note at stated maturity or earlier redemption or repayment, as specified in the applicable supplement, other than any interest payable at such time. Such amount may be greater than, equal to or less than the stated principal amount of such note at issuance.

A description of the index used in any determination of the payment at maturity or an interest payment, and the method or formula by which such payments will be determined based on such index, will be set forth in the applicable supplement.

If a fixed rate note, floating rate note or indexed rate note is also an indexed principal note, the amount of any interest payment will be determined based on the stated principal amount of such indexed note unless specified otherwise in connection with a particular offering of notes. If an indexed rate note is also an indexed principal note, the amount payable at stated maturity or any earlier redemption or repayment of the indexed note may be different from the stated principal amount.

Unless otherwise set forth in the applicable supplement, the regular record date for any interest payment date for an indexed note will be the business day immediately preceding the relevant interest payment date.

Unless otherwise specified in connection with a particular offering of notes, for the purpose of determining whether holders of the requisite principal amount of notes outstanding under the indenture have made a demand or given a notice or waiver or taken any other action, the outstanding principal amount of indexed notes will be deemed to be the stated principal amount of such notes.

The interest rate on an indexed rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that have an aggregate principal amount that is less than $2,500,000.

An investment in indexed notes has significant risks, including wide fluctuations in value prior to maturity and in the amounts of payments due, that are not associated with a similar investment in a conventional debt security. Such risks depend on a number of factors including supply and demand for the particular index (or the components of the index, as applicable) to which the note is linked and economic and political events over which Citigroup Global Markets Holdings has no control. Fluctuations in the price or level of any index that have occurred in the past are not indicative of fluctuations that may occur during the term of any indexed notes.

Prospective investors should consult their own financial and legal advisors as to the risks of an investment in indexed notes.

Supplemental Provisions Relating to Non-U.S. Dollar Notes

Public Offering Price

The U.S. dollar equivalent of the public offering price or purchase price of a note having a specified currency other than U.S. dollars will be determined on the basis of the market exchange rate. Unless otherwise specified in connection with a particular offering of notes, this market exchange rate will be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the NY Federal Reserve for such specified currency on the applicable issue date. Such determination will be made by Citigroup Global Markets Holdings or its agent, as the exchange rate agent for the applicable offering of notes.

Payment of Principal and Interest

The applicable supplement for a note may provide that Citigroup Global Markets Holdings will make one or more payments on such note in a currency other than U.S. dollars. If the applicable supplement provides for payment in a currency other than U.S. dollars and the note is held by DTC as a global security, Citigroup Global Markets Holdings will, unless otherwise specified in the applicable supplement, arrange to convert all payments in respect of the note into U.S. dollars in the manner described in the following paragraph.

Unless otherwise specified in connection with a particular offering of notes, the amount of any U.S. dollar payment on a note having a specified currency other than U.S. dollars that provides for payment in a currency other than U.S. dollars and that is held by DTC as a global security will be determined by the exchange rate agent:

•	based on the specified currency/U.S. dollar exchange rate prevailing at 11:00 a.m., London, England time, on the second exchange rate business day prior to the applicable payment date, or

•

if an exchange rate bid quotation is not so available, the exchange rate agent will obtain a bid quotation from a leading foreign exchange bank in London, England selected by the exchange rate agent after consultation with Citigroup Global Markets Holdings.

The exchange rate agent will also determine prior to settlement the aggregate amount of the specified currency payable on a payment date for all notes denominated and payable in the specified currency. All currency exchange costs will be deducted from payments to the holders of the notes. If no such bid quotations are available, the payments will be made in the specified currency, unless the specified currency is unavailable due to the imposition of exchange controls or due to other circumstances beyond Citigroup Global Markets Holdings’ control.

Except as set forth below, if payment on a note is required to be made in a specified currency other than U.S. dollars and such currency is —

•	unavailable due to the imposition of exchange controls or other circumstances beyond Citigroup Global Markets Holdings’ control;

•	no longer used by the government of the country issuing such currency; or

•	no longer used for the settlement of transactions by public institutions of the international banking community —

then all payments on such note will be made in U.S. dollars until such currency is again available or so used. The amounts so payable on any date in such currency shall be converted into U.S. dollars on the basis of the most recently available market exchange rate for such currency or as otherwise indicated in the applicable supplement. Any payment on such note made under such circumstances in U.S. dollars will not constitute a default or an event of default under the indenture under which such note was issued.

If the specified currency of a note is officially redenominated, other than as a result of the European Monetary Union, such as by an official redenomination of any such specified currency that is a composite currency, then the payment obligations of Citigroup Global Markets Holdings on such note will be the amount of redenominated currency that represents the amount of Citigroup Global Markets Holdings’ obligations immediately before the redenomination. The notes will not provide for any adjustment to any amount payable under such notes as a result of:

•	any change in the value of the specified currency of such notes relative to any other currency due solely to fluctuations in exchange rates; or

•	any redenomination of any component currency of any composite currency, unless such composite currency is itself officially redenominated.

For a description of the European Monetary Union, see “European Monetary Union” in the accompanying prospectus and any disclosure on the European Monetary Union in an applicable supplement.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies, and vice versa. In addition, banks do not generally offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payments on notes made in a currency other than U.S. dollars will be made from an account at a bank located outside the United States, unless otherwise specified in the applicable supplement.

Each note that has a specified currency of pounds sterling will mature in compliance with the regulations the Bank of England may promulgate from time to time.

Alternative Book-Entry Procedures and Settlement

If Citigroup Global Markets Holdings issues notes which provide for one or more payments to be made in a non-U.S. currency, the applicable supplement may specify that such notes will be cleared through Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), rather than through DTC. Such notes may be issued either under the New Safekeeping Structure (the “NSS”) or the Classic Safekeeping Structure (the “CSS”). Notes issued under the NSS will be registered in the name of a nominee of a common safekeeper for Euroclear and Clearstream. Notes issued under the CSS will be registered in the name of a nominee of a common depositary. Such common safekeeper or common depositary, as applicable, will be the depositary for such notes. The European Central Bank has announced that notes issued under the NSS will be in compliance with the “Standards for the use of EU securities settlement systems in ESCB credit operations” of the Eurosystem, provided that certain other criteria are fulfilled. If such other eligibility criteria are fulfilled, notes issued under the NSS will be eligible to be pledged as collateral in Eurosystem operations (“Eurosystem eligible”). Notes issued under the CSS will not be Eurosystem eligible.

Supplemental Provisions Relating to Floating Rate Notes

Each floating rate note will bear interest at the interest rate set forth, or otherwise described, in the applicable supplement. An interest period is the period from each interest reset date to, but not including, the following interest reset date; provided that the initial interest period is the period from the original issue date to, but not including, the first interest reset date. Unless otherwise specified in the applicable supplement, each interest payment date for a floating rate note will be an interest reset date for that note.

The interest rate for each floating rate note will be determined based on a simple per annum, interest rate basis and will be equal to, the base rate, plus or minus any spread, or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement. The spread multiplier is the percentage specified in the applicable supplement and the spread or spread multiplier on floating rate notes may be adjusted from time to time.

As specified in the applicable supplement, a floating rate note may have either or both of the following, which will be expressed as a rate per annum on a simple interest rate basis:

•	maximum interest rate, which will be a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and/or

•	minimum interest rate, which will be a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

In addition to any maximum interest rate that may be applicable to any floating rate note, the interest rate on a floating rate note will in no event be higher than the maximum rate permitted by applicable law. The notes will be governed by the law of the State of New York. As of the date of this prospectus supplement, the maximum rate of interest under provisions of the New York penal law, with a few exceptions, is 25% per annum on a simple interest basis. Such maximum rate of interest only applies to obligations that have an aggregate principal amount that is less than $2,500,000.

Additional Base Rates

The interest rate on each floating rate note will be reset on an interest reset date, which means that the interest rate is reset daily, weekly, monthly, quarterly, semiannually or annually, as specified in the applicable supplement.

Unless otherwise specified in the applicable supplement:

•	if an interest reset date for any floating rate note would fall on a day that is not a business day, such interest reset date will be postponed to the next succeeding business day.

•

in the case of a EURIBOR note, if postponement to the next business day would cause the interest reset date to be in the next succeeding calendar month, the interest reset date will instead be the immediately preceding business day.

•	if an auction of direct obligations of U.S. Treasury bills falls on a day that is an interest reset date for Treasury Rate notes, the interest reset date will be the succeeding business day.

Unless otherwise specified in the applicable supplement and except as set forth below, the rate of interest that goes into effect on any interest reset date will be determined on an interest determination date preceding such interest reset date, as further described in the applicable supplement.

Unless otherwise specified in the applicable supplement, interest payable on floating rate notes will be the interest accrued from and including the original issue date or the last date to which interest has been paid, as the case may be, to but excluding the applicable interest payment date.

Accrued interest on a floating rate note with more than one interest reset date will be calculated by multiplying the principal amount of the note by an accrued interest factor. If the floating rate note is an indexed note, the stated principal amount of the note will be multiplied by the accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each such day will be computed by dividing the interest rate in effect on such day by the number of days specified in the applicable pricing supplement. The interest factor will be expressed as a decimal calculated to seven decimal places without rounding. For purposes of making the foregoing calculation, the interest rate in effect on any interest reset date will be the applicable rate as reset on such date.

For all other floating rate notes, accrued interest will be calculated by multiplying the principal amount of the note by the interest rate in effect during the period for which accrued interest is being calculated. That product is then multiplied by the quotient obtained by dividing the number of days in the period for which accrued interest is being calculated by the number of days specified in the applicable pricing supplement.

Upon the request of the holder of any floating rate note, the calculation agent for such note will provide the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date for such floating rate note.

No Securities Exchange Listing

Unless otherwise specified in connection with a particular offering of debt securities, the notes will not be listed on any U.S. or international securities exchange.

Combination of Provisions

If so specified in the applicable supplement, any note may be required to comply with all of the provisions, or any combination of the provisions, described herein or in the accompanying prospectus.

Optional Redemption, Repayment and Repurchase

If so specified in the applicable supplement relating to a note, such note can be redeemed at the option of Citigroup Global Markets Holdings, in whole or in part, prior to its stated maturity. If applicable, such supplement will also indicate (1) the optional redemption date or dates on which such note may be redeemed and (2) the redemption price at which such note may be redeemed on each such optional redemption date.

Unless otherwise specified in connection with a particular offering of notes, at least 3 days prior to the date of redemption, Citigroup Global Markets Holdings will provide notice of such redemption to the trustee, and we or the trustee (at our request) will provide notice of such redemption to the holder of such note (which shall be the depositary for so long as the notes are held in book-entry form) in accordance with “Description of Debt Securities — Book Entry Procedures and Settlement — Notices” in the accompanying prospectus. Unless otherwise specified in connection with a particular offering of notes, Citigroup Global Markets Holdings may exercise such option relating to a redemption of a note in part only by notifying the trustee for such note at least 35 days prior to any optional redemption date. In the event of redemption of a note in part only, a new note or notes for the unredeemed portion of such note or notes will be issued to the holder of such note or notes upon the cancellation of such note or notes.

If so specified in the applicable supplement relating to a note, the holder of such note will have the option to elect repayment of such note by Citigroup Global Markets Holdings prior to its stated maturity. If applicable, such supplement will specify (1) the optional repayment date or dates on which such note may be repaid and (2) the optional repayment price at which such note may be repaid on each such optional repayment date.

Subject to the terms set forth in the applicable supplement, in order for a note to be repaid, the trustee must receive, at least 35 days prior to an optional repayment date:

(1)	such note with the form entitled “Option to Elect Repayment” on the reverse of such note duly completed; or

(2)

a telegram, telex, facsimile transmission, electronic mail correspondence or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company in the United States setting forth:

•	the name of the holder of such note;

•	the principal amount of such note to be repaid;

•	the certificate number or a description of the tenor and terms of such note; and

•	a statement that the option to elect repayment is being exercised.

Any tender of a note by the holder for repayment, except pursuant to a reset notice or an extension notice, will be irrevocable. The repayment option may be exercised by the holder of a note for less than the entire principal amount of such note, provided, that the stated principal amount of such note remaining outstanding after repayment is an authorized denomination. Upon such partial repayment, such note will be canceled and a new note or notes for the remaining stated principal amount will be issued in the name of the holder of such repaid note.

If a note is represented by a global security, the depositary’s nominee will be the holder of such note and, therefore, will be the only entity that can exercise a right to repayment. In order to ensure that the depositary’s nominee will timely exercise a right to repayment relating to a particular note, the beneficial owner of such note must instruct the broker or other direct or indirect participant through which it holds an interest in such note to notify the depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the depositary.

Except in the case of an optional redemption by Citigroup Global Markets Holdings at a stated redemption price provided for in the applicable supplement, if Citigroup Global Markets Holdings redeems or repays a note that is an OID note other than an indexed note prior to its stated maturity, then Citigroup Global Markets Holdings will pay the amortized principal amount of the note as of the date of redemption or repayment regardless of anything else stated in this prospectus supplement or the accompanying prospectus.

The amortized principal amount of a note on any date means the amount equal to:

•	the issue price set forth in the applicable supplement plus

•	that portion of the difference between the issue price and the principal amount of the note that has accrued by that date at

(1) the bond yield to maturity set forth in the applicable supplement, or

(2) if so specified in the applicable supplement, the bond yield to call set forth therein.

These computations will be made in accordance with generally accepted United States bond yield computation principles. However, the amortized principal amount of a note will never exceed its principal amount. The bond yield to call listed in an applicable supplement will be computed on the basis of:

•	the first occurring optional redemption date with respect to such note; and

•	the amount payable on such optional redemption date.

In the event that any such note is not redeemed on such first occurring optional redemption date, the bond yield to call that applies to such note will be recomputed on such optional redemption date on the basis of (1) the next occurring optional redemption date and (2) the amount payable on such optional redemption date. The bond yield to call will continue to be so recomputed on each succeeding optional redemption date until the note is so redeemed.

Citigroup Global Markets Holdings or any of its affiliates may at any time purchase notes at any price in the open market or otherwise. Notes so purchased by Citigroup Global Markets Holdings or any of its affiliates may, at the discretion of Citigroup Global Markets Holdings, be held, resold or surrendered to the trustee for such notes for cancellation.

Other Provisions

The terms in the applicable supplement may modify any provisions relating to:

•	the determination of an interest rate basis;

•	the specification of an interest rate basis;

•	calculation of the interest rate applicable to, or the amount payable at maturity on, any note;

•	interest payment dates; or

•	any other matters.

Defeasance

The defeasance provisions described in “Description of Debt Securities — Defeasance” in the accompanying prospectus will not apply to the notes, unless otherwise specified in the applicable supplement.

Paying Agent for the Notes

Citigroup Global Markets Holdings has appointed The Bank of New York Mellon to act as an additional paying agent and registrar under the indenture.

With respect to notes denominated in U.S. dollars or denominated in a currency other than U.S. dollars but with amounts due on the notes payable in U.S. dollars, unless otherwise specified in any applicable supplement, The Bank of New York Mellon will serve as paying agent and registrar for the notes, and will also hold the global notes representing each issuance of such notes as custodian for DTC. In the case of notes with respect to which The Bank of New York Mellon acts as paying agent, Citigroup Global Markets Holdings’ paying agent in the Borough of Manhattan will be the corporate trust office of The Bank of New York Mellon, located at 240 Greenwich Street, Floor 7 East, New York, New York 10007.

Unless otherwise specified in any applicable supplement, notes with respect to which The Bank of New York Mellon acts as paying agent will initially be represented by a type of global note referred to as a master note. A master note represents multiple notes that may be issued at different times and that may have different terms. In connection with each issuance of such notes by Citigroup Global Markets Holdings, the trustee will, in accordance with instructions from Citigroup Global Markets Holdings, make appropriate entries or notations in its records relating to the master note representing the notes to indicate that the master note evidences the notes of that issuance.

With respect to (i) notes denominated in a currency other than U.S. dollars and providing that amounts due on the notes will be paid in a currency other than U.S. dollars, unless otherwise specified in any applicable supplement, and (ii) notes with respect to which Citibank, N.A. is designated as paying agent in any applicable supplement, Citibank, N.A. will serve as paying agent and registrar for the notes, and will also hold the global notes representing each issuance of such notes as custodian for DTC. In the case of notes with respect to which Citibank, N.A. acts as paying agent, Citigroup Global Markets Holdings’ paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 388 Greenwich Street, New York, New York 10013, and Citigroup Global Markets Holdings’ paying agent in London is Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

UNITED STATES FEDERAL TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the issue of notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Purchasers of notes at another time or price should consult their tax advisers regarding the U.S. federal tax consequences to them of the ownership and disposition of the notes. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;

•	a “regulated investment company”;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

This discussion does not address the U.S. federal tax consequences of the ownership or disposition of the underlying shares that you may receive at maturity or otherwise upon retirement or exchange of a note. You should consult your tax adviser regarding the particular U.S. federal tax consequences of the ownership and disposition of the underlying shares.

We will not attempt to ascertain whether any issuer of any underlying shares, or shares that underlie an underlying index, to which the notes relate (collectively, the “Underlying Equity”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any issuer of the Underlying Equity were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange or other disposition of the notes. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Equity and consult your tax adviser regarding the possible consequences to you if any issuer of Underlying Equity is or becomes a USRPHC or PFIC.

The remainder of this discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws or the potential application of the Medicare contribution tax or the alternative minimum tax. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal tax consequences set out in an applicable supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

Unless otherwise indicated in the applicable supplement, we intend to treat the notes as debt instruments for U.S. federal income tax purposes, and the discussion herein is based on this treatment. The U.S. federal income tax treatment of other notes will be addressed in an applicable supplement.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Event.”

This disclosure generally applies to notes that provide for payments solely in cash. Special tax consequences may apply to notes that provide for one or more payments in property other than cash, and those consequences will be addressed in an applicable supplement.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of the notes that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Payments of Interest

“Qualified stated interest” on a note (as described below under “— Original Issue Discount”) generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of accounting for U.S. federal income tax purposes.

Special rules governing the treatment of interest income on certain categories of notes are described below under “— Original Issue Discount,” “— Notes Treated as Variable Rate Debt Instruments,” “— Market Discount,” “— Acquisition Premium,” “— Short-Term Notes,” “— Notes Treated as Contingent Payment Debt Instruments,” and “— Notes Treated as Foreign Currency Debt Instruments.”

Original Issue Discount

A note that has an “issue price” that is less than its “stated redemption price at maturity” will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the discount is less than a de minimis threshold under applicable Treasury regulations. Special rules governing the tax treatment of “short-term notes” and “contingent payment debt instruments” (which are not subject to this discussion) are described below under “— Short-Term Notes,” and “— Notes Treated as Contingent Payment Debt Instruments,”

respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate notes (as described under “— Notes Treated as Variable Rate Debt Instruments” below). If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the note was issued with OID.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis threshold, as determined under applicable Treasury regulations, the note will not be treated as issued with OID and therefore will not be subject to the rules described below. In this case, all stated interest on the notes will be treated as QSI, and you will include the discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

If you hold notes issued with OID (“OID notes”), you will be required to include any QSI in income when received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. In addition, you will be required to include OID in income as it accrues, in accordance with a constant-yield method based on a compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include in ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID note. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID on the OID note that is allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” of the OID note at the beginning of the accrual period by the annual yield to maturity of the OID note, adjusted to take account of the length of the accrual period, and (ii) subtracting from that product the amount of QSI allocable to that accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments other than QSI in all prior accrual periods. The “annual yield to maturity” of an OID note is the discount rate that causes the present value on the issue date of all payments on the note to equal the issue price.

You may make an election to include in gross income all interest that accrues on any note (including, among other things, QSI, OID and de minimis OID) in accordance with a constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

A note that is subject to early redemption may be governed by rules that differ from the general rules described above for purposes of determining its yield and maturity (which may affect whether the note is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an option to redeem a note if the exercise of the option would lower the yield on the note. Conversely, you will generally be presumed to exercise an option to require us to repurchase a note if the exercise of the option would increase the yield on the note. If such an option is not in fact exercised, the note would be treated, solely for purposes of calculating OID, as if it were redeemed and a new note issued on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date. If such a deemed reissuance occurs when the remaining term of the note (or the deemed remaining term of the note based on the presumed exercise of an option) is one year or less, it is possible that the note would be treated as a short-term debt instrument for the remaining term (or deemed remaining term, as the case may be). See “— Short-Term Notes” below. While a note with a deemed remaining term of one year or less based on the presumed exercise of an option should not be treated as a short-term debt instrument, the IRS or a court might treat the stated interest payable on the note as OID instead of QSI during that deemed remaining term. You should consult your tax adviser regarding this uncertainty.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies only to floating-rate notes that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”). Under applicable Treasury regulations, determinations of QSI and OID on a VRDI are made by reference to an “equivalent fixed-rate debt instrument,” as described below.

Interest on VRDIs That Provide for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “single-rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a single-rate VRDI exceeds its issue price by an amount equal to or greater than a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues, generally in accordance with the constant-yield method described above under “— Original Issue Discount.” The constant-yield accrual of OID on a single-rate VRDI is determined by substituting an equivalent fixed rate debt instrument with an interest rate that reflects the value of the variable rate on the issue date (or, in certain cases, a fixed rate that reflects the yield that is reasonably expected for the VRDI) for each scheduled payment of the variable rate. A fixed rate payable for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%) will be treated as a single variable rate for the purposes of this and the next paragraph.

Interest on VRDIs That Provide for Multiple Rates. This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate (other than a fixed rate described in the preceding paragraph) (a “multiple-rate VRDI”). Under applicable Treasury regulations, in order to determine the amount of QSI and OID (if any) in respect of multiple-rate VRDIs, an equivalent fixed-rate debt instrument must be constructed. The equivalent fixed-rate debt instrument for a multiple-rate VRDI is constructed in the following manner: (i) first, if the multiple-rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the note and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the multiple-rate VRDI). The rules discussed in “— Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the amount of QSI. You will be required to include any such OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “— Original Issue Discount.” QSI on a multiple-rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If a multiple-rate VRDI is not issued with OID, all stated interest on the multiple-rate VRDI will be treated as QSI.

If the amount of interest that you receive with respect to a VRDI in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Market Discount

If you purchase a note (other than a short-term note, as described below under “— Short-Term Notes”) for an amount that is less than its stated principal amount or, in the case of an OID note, its adjusted issue price, the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. Any payment other than QSI, or any gain upon a taxable disposition, of a note with market discount generally will be treated as ordinary income to the extent of the accrued market discount not previously included in income. Market discount accrues on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding (as described above under “— Original Issue Discount”).

If a note is disposed of in one of certain nontaxable transactions, accrued market discount will be included as ordinary income as if you had sold the note in a taxable transaction at its then fair market value. Unless you elect to include market discount in income as it accrues, you generally will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the note in an amount not exceeding the accrued market discount that you have not included in income.

If you make an election to include market discount in income as it accrues (a “market discount accrual election”), that election will apply to all market discount bonds acquired on or after the first day of the first taxable year to which that election applies. If you make a constant-yield election (as described above under “— Original Issue Discount”) with respect to a note purchased with market discount, that election will result in a deemed market discount accrual election for the taxable year in which the note was acquired.

Acquisition Premium

If you purchase an OID note for an amount greater than its adjusted issue price at the purchase date and less than or equal to the sum of all amounts, other than QSI, payable on the OID note after the purchase date, the excess is “acquisition premium.” Under the rules applicable to acquisition premium, in general, the amount of OID that must be included in income for the OID note for any taxable year (or any portion of a taxable year in which the OID note is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost over the adjusted issue price of the OID note and the denominator of which is the excess of the OID note’s stated principal amount over its adjusted issue price.

Amortizable Bond Premium

If you purchase a note (other than a contingent payment debt instrument, as described below under “—Notes Treated as Contingent Payment Debt Instruments”) for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of QSI, you generally will be considered to have purchased the note with amortizable bond premium equal to such excess. If the note is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the note using a constant-yield method. If, however, the note may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the note in that accrual period. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS. If you make a constant-yield election (as described under “— Original Issue Discount” above) for a note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Sale or Other Taxable Disposition of a Note

Upon a sale or other taxable disposition of a note, you will recognize taxable gain or loss equal to the difference between the amount realized and your tax basis in the note. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described under “— Payments of Interest” above. Your tax basis in a note will equal its cost, increased by the amounts of OID or market discount you have previously included in income with respect to the note, if any, and decreased by any amortized premium and any principal payments you received prior to the sale or other taxable disposition of a note and by the amount of any other payments on the note that did not constitute QSI.

Subject to the discussion above under “— Market Discount,” gain or loss realized upon the sale or other taxable disposition of a note will generally be capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. The deductibility of capital losses is subject to limitations. Exceptions to these general rules apply to short-term notes, contingent payment debt instruments and foreign currency notes. See “— Short-Term Notes,” “— Notes Treated as Contingent Payment Debt Instruments” and “— Notes Treated as Foreign Currency Debt Instruments” below.

Short-Term Notes

The following discussion applies only to notes with a term of one year or less, from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms (“short-term notes”). Generally, a short-term note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price.

If you are a cash-method U.S. Holder, you generally will not be required to recognize income with respect to a short-term note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a sale or other taxable disposition of the note. If you are an accrual-method U.S. Holder (or a cash-method U.S. Holder who elects to accrue income on the note currently), you will be subject to rules that generally require accrual of discount on short-term notes over the term of the notes, which would be calculated on a straight-line basis unless you elect a constant-yield method of accrual based on daily compounding. In the case of short-term notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the related payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such notes.

Upon a taxable disposition (including a sale, exchange, early redemption, or retirement) of a short-term note, you will generally recognize gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and your tax basis in the note. Your tax basis in the note should equal the amount you paid to acquire the note increased, if you accrue income on the notes currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” The excess of the amount received at maturity over your tax basis in the note generally should be treated as ordinary income. Any gain recognized on the taxable disposition of a short-term note prior to maturity should generally be ordinary income to the extent of accrued and unpaid discount on the note, which is calculated on a straight-line basis unless you elect to calculate such accrual on a constant-yield basis. However, if you sell a short-term note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize in respect of such contingent payment should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of short-term notes providing for contingent payments.

If you are a cash-method U.S. Holder, unless you make the election to accrue income currently on a short-term note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a short-term note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the related payment is calculated. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on a CPDI. We are required to determine a “comparable yield” for each issuance of CPDIs. The “comparable yield” is the greater of (i) the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs and (ii) the applicable federal rate. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of accounting for U.S. federal income tax purposes, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including the maturity (or earlier sale or other taxable disposition) of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The adjusted issue price of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on a CPDI. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•

to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction. Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a sale or other taxable disposition of the CPDI.

Sale or Other Taxable Disposition of a CPDI. Upon a sale or other taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal your purchase price for the CPDI, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on the sale or other taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all of the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them are remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a sale or other taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI become fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. You should consult your tax adviser regarding the application of these rules.

CPDIs Purchased for Amounts Different from their Adjusted Issue Price. If you purchase a CPDI for an amount that is different from its “adjusted issue price,” you will be required to account for this difference, generally by allocating it reasonably among projected payments on the CPDI or daily portions of interest that you are required to accrue with respect to the CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax adviser with respect to these rules.

Notes Treated as Foreign Currency Debt Instruments

General. The following discussion describes certain special rules applicable to you if you hold notes that are denominated in a single specified currency other than the U.S. dollar or the payments of interest and principal on which are payable in (or determined by reference to) a single specified currency other than the U.S. dollar, which we refer to as “foreign currency notes.” This discussion does not address currency-linked notes or foreign currency notes that provide for contingent payments or payments in or by reference to multiple currencies, which will be discussed in an applicable supplement.

The rules applicable to notes that are denominated in a currency other than the U.S. dollar could require some or all of the gain or loss realized upon a sale or other taxable disposition of the notes that is attributable to fluctuations in currency exchange rates (“foreign currency gain or loss”) to be treated as ordinary income or loss. The rules applicable to foreign currency notes are complex, and their application may depend on your circumstances. For example, various elections are available under these rules, and whether you should make any of these elections may depend on your particular U.S. federal income tax situation. You should consult your tax adviser regarding the U.S. federal income tax consequences of the ownership and disposition of foreign currency notes.

Payments of Interest on Foreign Currency Notes. If you use the cash method of accounting for U.S. federal income tax purposes and receive a payment of QSI (or proceeds from a sale or other taxable disposition attributable to accrued QSI) in a foreign currency with respect to a foreign currency note, you will be required to include in income the U.S. dollar value of the foreign currency payment (determined based on a spot rate on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and this U.S. dollar value will be your tax basis in the foreign currency received. If you are a cash method holder and you receive a payment of QSI in U.S. dollars, you should include the amount of this payment in income upon receipt. If you are a cash method holder and you are required to accrue OID on a foreign currency note, rules similar to the rules described in the following paragraph will apply with respect to the OID.

If you use the accrual method of accounting for U.S. federal income tax purposes, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID, but reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a foreign currency note during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at an average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. In addition to the interest income accrued as described above, you will recognize ordinary foreign currency gain or loss (which generally will not be treated as interest income or expense) with respect to accrued interest income on the date the interest payment or proceeds from the sale, exchange or other disposition attributable to accrued interest (or OID) is actually received. The amount of foreign currency gain or loss recognized will equal the difference between the U.S. dollar value of the foreign currency payment received (determined based on a spot rate on the date the payment is received) in respect of the accrual period (or, where you receive U.S. dollars, the amount of the payment in respect of the accrual period) and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above). You may elect to translate interest income (including OID) for an interest accrual period into U.S. dollars at the spot rate on the last day of the interest accrual period (or, in the case of a partial accrual period, the last day of the taxable year) or, if the date of receipt is within five business days of the last day of the interest accrual period, the spot rate on the date of receipt. You must apply this election consistently to all debt instruments from year to year and cannot change the election without the consent of the IRS.

Amortizable Bond Premium on Foreign Currency Notes. Amortizable bond premium on a foreign currency note is determined in the relevant foreign currency.

If you elect to amortize bond premium, amortizable bond premium taken into account on a current basis will reduce interest income in units of the relevant foreign currency. You will realize ordinary foreign currency gain or loss with respect to amortized bond premium with respect to any period by treating that amortized bond premium in the same manner as a return of principal on the sale or other taxable disposition of a foreign currency note (as discussed below). If the election is not made, any loss realized on the sale, exchange or retirement of a foreign currency note will be capital loss to the extent of the bond premium.

Tax Basis in Foreign Currency Notes. Your tax basis in a foreign currency note, or the amount of any subsequent adjustment to your tax basis, will be the U.S. dollar value of the foreign currency amount paid for the note, or of the foreign currency amount of the adjustment, determined on the date of the purchase or adjustment. If you purchase a foreign currency note with previously owned foreign currency, you will recognize ordinary income or loss in an amount equal to the difference, if any, between your tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency note on the date of purchase.

Sale or Other Taxable Disposition of Foreign Currency Notes. Foreign currency gain or loss recognized upon the sale or other taxable disposition (including retirement) of a foreign currency note will be ordinary income or loss that generally is not treated as interest income or expense. The amount of foreign currency gain or loss generally will equal the difference between the U.S. dollar value of your purchase price (reduced by any bond premium previously amortized as described above) in the foreign currency of the note, (i) determined on the date the payment is received in exchange for the note or the note is disposed of, and (ii) determined on the date you acquired the note. Amounts attributable to accrued but unpaid interest will be treated as payments of interest on foreign currency notes as described above. Foreign currency gain or loss realized upon the sale or other taxable disposition of any foreign currency note will be recognized only to the extent of the total gain or loss realized on the sale or other taxable disposition of the foreign currency note. Any gain or loss realized in excess of the foreign currency gain or loss will be capital gain or loss (except in the case of a short-term note, to the extent of any discount not previously included in your income). If you recognize a loss upon a sale or other disposition of a foreign currency note above certain thresholds, you may be subject to certain reporting requirements, as described below under “Reportable Transactions.”

If you are a cash-method taxpayer who buys or sells a foreign currency note that is traded on an established market, you will be required to translate units of foreign currency paid or received into U.S. dollars at the spot rate on the settlement date of the purchase or sale. Accordingly, no exchange gain or loss will result from currency fluctuations between the trade date and the settlement of the purchase or sale. If you are an accrual-method taxpayer, you may elect the same treatment for all purchases and sales of foreign currency obligations traded on established securities markets. This election cannot be changed without the consent of the IRS. You will have a tax basis in any foreign currency received on the sale or other taxable disposition of a foreign currency note equal to the U.S. dollar value of the foreign currency, determined at the time of the sale or other taxable disposition. Any gain or loss on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase foreign currency notes) will be ordinary income or loss.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if for U.S. federal income tax purposes you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

Subject to the discussions below regarding “— Dividend Equivalents Under Section 871(m) of the Code,” “—FIRPTA” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a sale or other taxable disposition of a note, provided that (i) income in respect of the notes is not effectively connected with your conduct of a trade or business in the United States, and (ii) you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a United States person. We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

If you are engaged in a U.S. trade or business, and if income (including gain) from the notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. If you are a corporation, you should also consider the potential application of a 30% (or lower treaty rate) branch profits tax. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a note.

Dividend Equivalents Under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to equities that could pay U.S. source dividends for U.S. federal income tax purposes (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as securities that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•

For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a “significant modification” (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose at the time of the significant modification, in which case the note could become a Specified ELI at that time.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, the applicable withholding agent may withhold the required amounts from coupons or other payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by the withholding agent.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a “complex” contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a “delta” of one will be calculated in the same manner as (i) above, using a “delta” of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, an applicable supplement will generally state the estimated amounts.

Depending on the terms of a note and whether or not it is issued prior to 2027, an applicable supplement may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Security; whether it is a “simple” contract; the “delta” and the number of shares multiplied by delta (for a simple contract); and whether the “substantial equivalence test” is met and the initial hedge (for a complex contract).

Our determination is binding on Non-U.S. Holders and withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to Underlying Securities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes.

Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. Non-U.S. Holders should consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

Prospective purchasers of notes that are Specified ELIs should consult their tax advisers regarding whether they are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, including when we or another intermediary performs the withholding required under Section 871(m), it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty.

We will not be required to pay any additional amounts in respect of amounts withheld under Section 871(m).

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to investments in United States real property interests (each, a “USRPI”), including certain interests in USRPHCs. As discussed above, we will not attempt to ascertain whether any issuer of the Underlying Equity should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If a relevant issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, a note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by the Non-U.S. Holder on a U.S. federal income tax return, generally in the same manner as if the Non-U.S. Holder were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition. Absent an applicable exception, a person required to perform such withholding may be required to treat a note as a USRPI in certain circumstances, even if it is not known whether the note references a USRPHC.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the relevant issuer’s regularly traded class of interests as specified in the applicable Treasury regulations.

In the case of notes that are regularly traded, a holding of 5% or less of the outstanding notes of that class or series generally should not be subject to the FIRPTA rules. It may not be clear whether a note is considered regularly traded on an established securities market for purposes of these rules. Certain attribution and aggregation rules apply, and prospective purchasers are urged to consult their tax advisers regarding whether their ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of their circumstances, including any other interest they might have in a relevant issuer.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

U.S. Federal Estate Tax

If you are an individual Non-U.S. Holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should be aware that a note that is treated as debt for U.S. federal estate tax purposes generally will not be treated as U.S.-situs property subject to U.S. federal estate tax if payments on the note, if received by the decedent at the time of death, would not have been subject to U.S. federal withholding or income tax because of the exemption from withholding of “portfolio interest.” If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the notes, including the risk that the notes are subject to U.S. federal estate tax in the event that they are not treated as debt obligations for U.S. federal estate tax purposes.

Possible Taxable Event

A change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor index, the designation of a substitute or successor rate, an assumption of the notes (as discussed in the paragraph below) or other similar circumstances resulting in a material change to an underlying or to the method by which amounts payable are determined on the notes could result in a “significant modification” of the affected notes.

As provided in the accompanying prospectus under “Description of Debt Securities — Citigroup Guarantee,” our obligations under the notes may be assumed by Citigroup Inc. We intend that Citigroup Inc. will assume the notes pursuant to this provision only in circumstances in which we expect to treat such an assumption as not giving rise to a “significant modification” of the notes and have been advised by our counsel that such treatment is reasonable under the circumstances and the law in effect at the time of such assumption. However, in light of the lack of clear authority regarding the treatment of such an assumption, there may be uncertainty regarding the correctness of this treatment. As a result, it is possible that the IRS may treat an assumption of the notes as a significant modification.

A significant modification of the notes would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. “Reportable transactions” include, among other things, “loss transactions” that result in a taxpayer’s claiming certain losses in excess of specified amounts and certain transactions identified by the IRS. Holders should consult their tax advisers regarding these rules.

Information Reporting and Backup Withholding

Payments on the notes, as well as the proceeds of a sale, exchange or other disposition (including retirement) of the notes, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds from the disposition (including upon retirement) of financial instruments that provide for U.S.- source interest or certain dividend equivalents, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

WE WILL NOT BE REQUIRED TO PAY ANY ADDITIONAL AMOUNTS WITH RESPECT TO U.S. FEDERAL WITHHOLDING TAXES.

PLAN OF DISTRIBUTION

The notes are being offered on a continuous basis by Citigroup Global Markets Holdings through Citigroup Global Markets Inc., as lead agent, and may be offered through additional or other agents named in the applicable supplement. The agent or agents participating in a particular offering of the notes and named in the applicable supplement are collectively referred to as the “agent.” The agent has agreed to use reasonable efforts to solicit orders to purchase notes. Citigroup Global Markets Holdings will have the sole right to accept orders to purchase notes and may reject proposed purchases in whole or in part. The agent will also have the right to reject any proposed purchase in whole or in part. Citigroup Global Markets Holdings reserves the right to withdraw, cancel or modify the offer made by this prospectus supplement, the accompanying prospectus or any other supplement without notice.

Unless otherwise specified in connection with a particular offering of notes, the agent, acting as principal, will purchase the aggregate stated principal amount of the notes offered at the public offering price stated in the applicable supplement less an underwriting discount stated in the applicable supplement. The agent may sell the notes to the public at the public offering price or to selected dealers, which may include affiliates of ours and/or the agent, at the public offering price less a selling concession described in the applicable supplement. If so specified in the applicable supplement, the agent may sell the notes to the public or to selected dealers at varying prices to be determined at the time of each sale, which may be at prevailing market prices, at prices related to such prevailing prices or at negotiated prices. After any initial public offering of notes to be resold to purchasers at a fixed public offering price, the public offering price and any concession or discount may be changed.

Citigroup Global Markets Holdings reserves the right to sell notes directly to investors on its own behalf. No commission will be payable nor will a discount be allowed on any sales made directly by Citigroup Global Markets Holdings.

Unless notes are issued upon the reopening of a prior offering of notes that were listed on an exchange, no note will have an established trading market when issued. Unless otherwise specified in connection with a particular offering of notes, the notes will not be listed on any securities exchange. The agent may make a market in the notes but is not obligated to do so. If the agent does make a market for a period of time, it may discontinue any market-making at any time without notice, at its sole discretion. There can be no assurance of the existence or liquidity of a secondary market for any notes.

Citigroup Global Markets Holdings estimates that its printing, rating agency, trustees’ and legal fees and other expenses allocable to the offering of the notes, excluding underwriting discounts and commissions, will be approximately $5,000,000.

The agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. Citigroup Global Markets Holdings has agreed to indemnify the agent against liabilities relating to material misstatements and omissions, or to contribute to payments that the agent may be required to make relating to these liabilities. Citigroup Global Markets Holdings will reimburse the agent for customary legal and other expenses incurred by it in connection with the offer and sale of the notes.

Unless otherwise specified in connection with a particular offering of notes, payment of the purchase price of the notes will be required to be made in immediately available funds in New York City on the date of settlement.

Concurrently with the offering of notes through the agent as described in this prospectus supplement, Citigroup Global Markets Holdings may issue other securities under the indenture referred to in the accompanying prospectus.

A portion of the net proceeds from the sale of indexed notes or floating rate notes may be used to hedge Citigroup Global Markets Holdings’ obligations under the notes. Citigroup Global Markets Holdings may hedge its obligations under the notes through an affiliate of Citigroup Global Markets Holdings and Citigroup Global Markets Inc. or through unaffiliated counterparties, and such counterparties may profit from such expected hedging activity even if the value of the notes declines. This hedging activity could affect the level or price of the index or base rate to which such notes are linked and, therefore, the value of and your return on the notes. For more information, see the section “Use of Proceeds and Hedging” in the accompanying prospectus and the applicable supplement.

Secondary market sales of securities typically settle on the next Business Day after the date on which the parties agree to the sale. If the issue date for the notes is more than one Business Day after the trade date, investors who wish to sell the notes at any time prior to the Business Day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

Conflicts of Interest. Citigroup Global Markets Inc., and other broker-dealer affiliates of Citigroup Global Markets Holdings, are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in offerings of the notes. Accordingly, offerings of the notes in which Citigroup Global Markets Inc. or Citigroup Global Markets Holdings’ other broker-dealer affiliates participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer affiliate of Citigroup Global Markets Holdings will sell notes to an account over which Citigroup Global Markets Inc. or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer affiliate has received specific written approval of the transaction from the account holder.

Any agent, underwriter or dealer that is not an affiliate of ours may presently or from time to time engage in business transactions with us, including extending loans to us.

This prospectus supplement, the accompanying prospectus and each other applicable supplement may be used by Citigroup Global Markets Inc. or other affiliates of Citigroup Global Markets Holdings in connection with offers and sales of the notes offered by this prospectus supplement in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Citigroup Global Markets Inc. or these other affiliates may act as principal or agent in such transactions.

A prospectus in electronic format may be made available on the websites maintained by the agent or one or more other dealers. The agent and other dealers may agree to allocate a number of notes for sale to their online brokerage account holders. The agent and other dealers will allocate notes to the agent and dealers that may make Internet distributions on the same basis as other allocations. In addition, notes may be sold by the agent or other dealers to dealers who resell notes to online brokerage account holders.

Certain Selling Restrictions

Bolivia

Neither the notes nor this document have been, or will be, registered with, reviewed or approved by the Bolivian financial regulatory authority Autoridad de Supervisión del Sistema Financiero (“ASFI”), the Central Bank of Bolivia or the Bolivian Stock Exchange. Under the Bolivian Securities Market Act No. 1834 (“SMA”) and its complementary regulations, any public offering of securities in Bolivia requires prior registration with ASFI and compliance with the disclosure, reporting and oversight framework applicable to public offerings.

Article 6 of the SMA states that a public offer is any invitation or proposal addressed to the general public or to specific segments thereof, made through any means of communication or dissemination, whether personally or through authorized intermediaries, for the purpose of carrying out any legal act involving securities in the securities market. Accordingly, no action has been or will be taken in Bolivia that would allow a public offering of the notes or the distribution of this document for the purposes of such offering.

Bolivian regulations do not distinguish between on-shore and off-shore communications when determining whether an offer is public in nature; thus, any communication capable of reaching an undetermined audience in Bolivia may be treated as a public offering, irrespective of the place of issuance. For these purposes, a one-to-one, non-massive and non-regular contact means that approaches are made only to specific addressees individually (no distribution lists or group e-mails; no group meetings or seminars), no public meetings, roadshows, press releases, newspapers, radio, television, social networks or other communications directed to an undetermined audience are used in Bolivia, and all materials are provided personally and confidentially to the intended recipient and may not be reproduced or redistributed in Bolivia.

Each of Citigroup Global Markets Holdings, Citigroup and the agent represents and agrees that it has not offered, sold or delivered, and will not offer, sell or deliver, any notes in Bolivia or to, or for the benefit of, any Bolivian resident, except where such offer or sale occurs either: (i) outside Bolivia in an offshore transaction; or (ii) on a strictly private, individualized and non-mass basis, addressed only to specifically identified persons, without any means of general solicitation or indiscriminate communication.

In line with the above-mentioned regulatory criteria, this includes the prohibition on using distribution lists, general e-mails, group presentations, seminars, advertising, press releases, newspapers, radio, television, digital platforms or social networks for marketing the notes within Bolivia.

Brazil

The public offering or distribution, as defined under Brazilian laws and regulations, of securities in Brazil is subject to prior registration with the Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários, the “CVM”), as provided by Law No. 6,385 of 7 December 1976 and CVM Resolution No. 160 of 13 July 2022, both as amended. Brazilian professional investors (as defined in CVM Resolution No. 30 of 11 May 2021, as amended), notwithstanding, may acquire securities through offshore accounts, as part of initial and subsequent offering of securities issued and listed in offshore organized securities markets, with settlement offshore in foreign currency.

On the basis of the above, the notes may not be offered or sold to the general public in Brazil, except to professional investors or in circumstances that do not constitute a public offering or unauthorized distribution of securities in Brazil or an undue solicitation of investors under Brazilian laws and regulations. Accordingly, the notes have not been and will not be registered with the CVM, nor have they been submitted to the foregoing agency for approval. Documents relating to the notes, as well as the information contained therein, may not be supplied to the general public in Brazil, as the offering of the notes is not a public offering of securities in Brazil, nor used in connection with any offer for subscription or sale of securities to the general public in Brazil, with the exception of offerings directed to professional investors. A seller of the notes may be asked by the purchaser to comply with procedural requirements to evidence previous title to the notes and may be subject to Brazilian tax on capital gains which may be withheld from the sale price. Persons wishing to offer or acquire the notes within Brazil should consult with their own counsel as to the applicability of these registration requirements or any exemption therefrom.

Chile

Citigroup Global Markets Holdings, Citigroup Inc. and the notes have not been, and will not be, registered with the Chilean Commission for the Financial Market (Comisión para el Mercado Financiero, the “CMF”) pursuant to Law No. 18.045 (Ley de Mercado de Valores, the “Chilean Securities Market Law”), as amended, of the Republic of Chile and, accordingly, no person shall offer or sell the notes within Chile or to, or for the account or benefit of, persons in Chile except in circumstances which do not and will not result in a public offering and/or in the conduct of intermediation (funciones de intermediación) within the meaning of Chilean law.

The notes will not be registered under the Chilean Securities Market Law with the CMF and, accordingly, the notes may not and will not be offered or sold to persons in Chile except in circumstances which do not and will not result in a public offering under Chilean law and in compliance with General Rule No. 336 of the CMF, dated 27 June 2012, as amended (“CMF Rule 336”).

CMF Rule 336 requires the following information to be provided to prospective investors in Chile:

•	The date of commencement of the offer is the date of issuance of the relevant offering document, and this offer is subject to CMF Rule 336.

•	An offer of the notes is subject to CMF Rule 336.

•

The notes are not registered with the Securities Registry (Registro de Valores), nor with the Foreign Securities Registry (Registro de Valores Extranjeros) both kept by the CMF. Therefore, the notes are not subject to the oversight of the CMF.

•	Since the notes are not registered in Chile, Citigroup has no obligation to provide publicly available information about the notes in Chile.

•	The notes shall not be subject to public offering in Chile unless registered with the relevant securities registry kept by the CMF.

As a condition precedent for purchasing the notes, any Chilean prospective investor shall declare and warrant to Citigroup Global Markets Holdings that it is a qualified investor within the meaning of Chilean laws and regulations.

European Economic Area

Prohibition of Sales to European Economic Area Retail Investors

The agent has represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes to any retail investor in the European Economic Area at any time. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

i.	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

ii.

a customer within the meaning of Directive 2016/97/EU (the Insurance Distribution Directive), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

iii.	not a qualified investor as defined in Regulation (EU) 2017/1129 (the EU Prospectus Regulation); and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes offered so as to enable an investor to decide to purchase or subscribe for the notes.

Hong Kong Special Administrative Region

The agent has represented and agreed that:

(a)

it has not offered or sold and will not offer or sell in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”), by means of any document, any notes (except for notes which are a “structured product” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) other than (i) where notes are shares or debentures of a corporation incorporated outside Hong Kong, to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to “professional investors” as defined in the SFO and any rules made under the SFO; or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and

(b)

it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to any notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

Mexico

The notes have not been and will not be registered with the Mexican Registro Nacional de Valores (National Securities Registry, or the “RNV”) maintained by the Mexican Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the “CNBV”), and may not be offered or sold publicly in Mexico. However, the notes may be offered in Mexico to investors that qualify as institutional or accredited investors under Mexican law, pursuant to the private placement exemption set forth in Article 8 of the Mexican Ley del Mercado de Valores (Securities Market Law) and regulations thereunder. The information contained in this offering document is solely our responsibility and has not been reviewed or authorized by the CNBV.

Peru

The notes and the information contained in this document (and any related offering document) have not been, and will not be, registered with or approved by the Superintendencia del Mercado de Valores (the “SMV”) or the Lima Stock Exchange. Accordingly, the notes cannot be offered or sold in Peru, except if (i) the notes are previously registered with the SMV or (ii) such offering qualifies as a private offering under the securities laws and regulations of Peru. The Peruvian securities laws establish, among other things, that an offer directed exclusively to institutional investors (as defined under Peruvian law) qualifies as a private offering. Notes acquired by institutional investors in Peru cannot be transferred to a third party unless such transfer is made to another institutional investor or the notes have been previously registered with the SMV. In making an investment decision, institutional investors (as defined under Peruvian law) must rely on their own examination of the terms of the offering of the notes to determine their ability to invest in the notes. No offer or invitation to subscribe for or sell the notes or beneficial interests therein can be made in Peru except in compliance with the securities laws thereof. This document and any other offering materials relating to the offer of the notes are being supplied to those Peruvian investors who have expressly requested them. Such materials may not be distributed to any person or entity other than the intended recipients.

Singapore

The notes are not authorized under Section 286 of the SFA (as defined below) or recognized under Section 287 of the SFA by the Monetary Authority of Singapore and the notes may not be offered to the retail public.

This prospectus supplement and any other document or material are not a prospectus as defined in the SFA, and accordingly, statutory liability under the SFA in relation to the content of prospectuses does not apply, and the offeree should consider carefully whether the investment is suitable for them. This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore, and the notes will be offered pursuant to exemptions under the SFA.

Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may the notes be offered or sold or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than pursuant to an exemption from the offering requirements under the SFA.

Where the notes are “securities” as defined in the SFA, this includes (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed to or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law; or

(iv)	as specified in Section 276(7) of the SFA.

Where the notes are “units in a collective investment scheme” as defined in the SFA, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any notes may not be circulated or distributed, nor may the notes be offered or sold or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 304 of the SFA, (b) to a relevant person (as defined in Section 305(5) of the SFA) pursuant to section 305(1) or to any person pursuant to section 305(2) of the SFA, and in accordance with the conditions specified in section 305 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 305 of the SFA by a relevant person which is:

(a)

corporation (which is not an accredited investor (as defined in the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 305 of the SFA except:

(i)

to an institutional investor or to a relevant person (as defined in Section 305(5) of the SFA), or to any person arising from an offer referred to in Section 305A(2)(c)(ii) or in Section 305A(3)(c)(ii) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law; or

(iv)	as specified in Section 305A(5) of the SFA.

Where any underlying securities or units in a collective investment scheme (for purpose of this Singapore section only, the “Underliers”) are to be delivered in connection with the notes, such Underliers may similarly only be offered in compliance with the SFA, pursuant to the relevant exemption described above.

Unless otherwise stated in any applicable supplement, all notes to be issued shall be capital markets products other than prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Specified Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Any reference to the “SFA” is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

United Kingdom

Prohibition of Sales to United Kingdom Retail Investors

The agent has represented and agreed that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes to any retail investor in the United Kingdom at any time. For the purposes of this provision:

(a)	the expression “retail investor” means:

i.	a person who is one (or more) of the following:

(1)

a client, as defined in point (7) of Article 2(1) of Regulation (EU) No. 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (“UK MiFIR”), who is not a professional client, as defined in point (8) of Article 2(1) of UK MiFIR (a “UK Professional Client”); or

(2)

a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a UK Professional Client, or

(3)	not a qualified investor as defined in Regulation 16 of the Public Offers and Admissions to Trading Regulations 2024 (the “POATRs”);

ii.

in the case of any notes being offered, sold, distributed or otherwise made available on or after the day on which the revocation of Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) comes into force, a person who is either (or both) of the following:

(1)

a retail investor as defined the product disclosure rules made by the Financial Conduct Authority under the Consumer Composite Investments (Designated Activities) Regulations 2024 (the “CCI Regulations”); or

(2)	not a qualified investor as defined in Regulation 16 of the POATRs; and

(b)

the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom: other regulatory restrictions

The agent has represented and agreed that:

(a)

in relation to any notes which have a maturity of less than one year, (i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell any notes other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the FSMA by Citigroup Global Markets Holdings;

(b)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated aan invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to Citigroup Global Markets Holdings; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any notes in, from or otherwise involving the United Kingdom.

Uruguay

The notes are not and will not be registered with the Financial Services Superintendence of the Central Bank of Uruguay to be publicly offered in Uruguay, but will only be placed relying on a private placement exemption (oferta privada) pursuant to section 2 of Law No. 18,627. Neither Citigroup Global Markets Holdings nor Citigroup qualifies as an investment fund regulated by Uruguayan Law No. 16,774, as amended. The agent has represented and/or agreed (as applicable) that notes placed in Uruguay will be placed relying on a private placement exemption (oferta privada) pursuant to Section 2 of Law No. 18,627.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including entities such as collective investment funds, partnerships and separate accounts whose underlying assets include the assets of such plans (collectively, “ERISA Plans”), should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended, (the “Code”) prohibit ERISA Plans, as well as plans (including individual retirement accounts and Keogh plans) subject to Section 4975 of the Code (together with ERISA Plans, “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code (in either case, “Parties in Interest”) with respect to such Plans. As a result of our business, we, and our current and future affiliates, may be Parties in Interest with respect to many Plans. Where we (or our affiliate) are a Party in Interest with respect to a Plan (either directly or by reason of our ownership interests in our directly or indirectly owned subsidiaries), the purchase and holding of the notes by or on behalf of the Plan could be a prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless exemptive relief were available under an applicable exemption (as described below).

Certain prohibited transaction class exemptions (“PTCEs”) issued by the U.S. Department of Labor may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the notes and related lending transactions, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Accordingly, the notes may not be purchased or held by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or the service provider exemption or there is some other basis on which the purchase and holding of the notes will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code. Each purchaser or holder of the notes or any interest therein will be deemed to have represented by its purchase or holding of the notes that (a) it is not a Plan and its purchase and holding of the notes is not made on behalf of or with “plan assets” of any Plan or (b) its purchase and holding of the notes will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Certain governmental plans (as defined in Section 3(32) of ERISA), church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to these “prohibited transaction” rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Accordingly, each such purchaser or holder of the notes shall be required to represent (and deemed to have represented by its purchase or holding of the notes) that such purchase and holding is not prohibited under applicable Similar Laws.

Due to the complexity of these rules, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the relevant provisions of ERISA, the Code or any Similar Laws and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1, 84-14, the service provider exemption or some other basis on which the acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any applicable Similar Laws.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any applicable Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement, or that such an investment is appropriate for Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc. or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes will be passed upon for Citigroup Global Markets Holdings by Davis Polk & Wardwell LLP, special products counsel to Citigroup Global Markets Holdings, and/or other counsel identified in the applicable supplement. Certain legal matters with respect to the underwriters will be passed upon by Cleary Gottlieb Steen & Hamilton LLP and/or other counsel identified in the applicable supplement.

PROSPECTUS

May Offer—

Citigroup Global Markets Holdings Inc.

Debt Securities

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by

Citigroup Inc.

Citigroup Global Markets Holdings Inc. (“Citigroup Global Markets Holdings”) will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus, the accompanying prospectus supplement and any applicable pricing supplement carefully before you invest. Citigroup Global Markets Holdings may offer and sell these securities to or through one or more underwriters, dealers and agents, including Citigroup Global Markets Inc., a broker-dealer affiliate of Citigroup Global Markets Holdings and Citigroup Inc. (“Citigroup”), or directly to purchasers, on a continuous or delayed basis.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are unsecured obligations of Citigroup Global Markets Holdings Inc., and the guarantee of these securities is an unsecured obligation of Citigroup Inc. These securities, and the guarantee of these securities by Citigroup Inc., are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

The date of this prospectus is February 25, 2026.

PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Citigroup Global Markets Holdings, Citigroup and all material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that Citigroup Global Markets Holdings may offer;

•	the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes to information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” beginning on page 5 for information on Citigroup, including its financial statements.

Citigroup Inc.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad, yet focused, range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup is managed pursuant to five reportable business segments, also referred to as Citi’s “five businesses”: Services, Markets, Banking, Wealth and U.S. Personal Banking (USPB). Activities not assigned to the segments are included in All Other. Effective as of the first quarter of 2026, Citi transferred its Retail Banking business from USPB to Wealth and the remaining USPB businesses, including Branded Cards and Retail Services, were integrated into a new U.S. Consumer Cards segment. Citigroup does business in nearly 160 countries and jurisdictions. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration. Citigroup’s principal executive office is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

References in this prospectus to “Citigroup” or the “Guarantor” are to Citigroup Inc., and not any of its subsidiaries, unless the context indicates otherwise.

Citigroup Global Markets Holdings Inc.

Citigroup Global Markets Holdings Inc. is a holding company primarily engaged in full-service investment banking and securities brokerage business through its U.S. and foreign broker-dealer subsidiaries. Citigroup Global Markets Holdings is a wholly-owned subsidiary of Citigroup Inc. Citigroup Global Markets Holdings’ principal executive office is located at 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 559-1000.

References in this prospectus to “Citigroup Global Markets Holdings,” “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

The Securities Citigroup Global Markets Holdings May Offer

Citigroup Global Markets Holdings may use this prospectus to offer debt securities. A prospectus supplement and/or pricing supplement will describe the specific types, amounts, prices and detailed terms of, and important United States federal income tax considerations in respect of, any of the offered securities.

Debt Securities

Debt securities are guaranteed unsecured and unsubordinated general obligations of Citigroup Global Markets Holdings. The debt securities include Citigroup Global Markets Holdings’ notes, debt and guarantees and any other debt for money borrowed that is not subordinated.

The debt securities will be issued under a senior debt indenture between Citigroup Global Markets Holdings, Citigroup, as guarantor, and The Bank of New York Mellon, as trustee. Below are summaries of the general features of the debt securities from this indenture, unless otherwise specified in connection with a particular offering. For a more detailed description of these features, see “Description of Debt Securities” below. You are also encouraged to read the indenture, which is included or incorporated by reference in Citigroup Global Markets Holdings’ registration statement of which this prospectus forms a part, Citigroup’s most recent Annual Report on Form 10-K, Citigroup’s Quarterly Reports on Form 10-Q filed after its most recent Annual Report on Form 10-K and Citigroup’s Current Reports on Form 8-K filed after the period covered by Citigroup’s most recent Annual Report on Form 10-K. You can receive copies of these documents by following the directions on page 5.

General Indenture Provisions that Apply to the Debt Securities

•

The indenture does not limit the amount of debt that Citigroup Global Markets Holdings and Citigroup may issue or provide holders any protection should there be a highly leveraged transaction involving Citigroup Global Markets Holdings or Citigroup, although it does limit Citigroup Global Markets Holdings’ and Citigroup’s ability to pledge the stock of any subsidiary that meets the financial thresholds in the indenture. These thresholds are described below under “Description of Debt Securities — Covenants.”

•	The indenture allows for different types of debt securities, including indexed securities, to be issued in series.

•

The indenture allows Citigroup Global Markets Holdings and Citigroup to merge or to consolidate with another company or sell all or substantially all of its assets to another company or to one or more of its subsidiaries. If any of these events occur with another company, the other company generally would be required to assume Citigroup Global Markets Holdings’ and Citigroup’s responsibilities for the debt. Unless the transaction resulted in a default, Citigroup Global Markets Holdings and Citigroup would be released from all liabilities and obligations under the debt securities when the other company assumed its responsibilities.

•

The indenture provides that holders of a majority of the total principal amount of the debt securities outstanding in any series that, in each case, are affected by such change, may vote to change Citigroup Global Markets Holdings’ and Citigroup’s obligations or your rights concerning those securities. However, changes to the financial terms of that security, including changes in the payment of principal or interest on that security or, except in certain circumstances, the currency of payment, cannot be made unless every holder affected consents to the change.

•

Citigroup Global Markets Holdings and Citigroup may satisfy their respective obligations under the debt securities or be released from their respective obligations to comply with certain limitations at any time by depositing sufficient amounts of cash and/or government securities with the trustee to pay Citigroup Global Markets Holdings’ obligations under the particular securities when due.

•

The indenture governs the actions of the trustee with regard to the debt securities, including when the trustee is required to give notices to holders of the securities and when lost or stolen debt securities may be replaced.

•	Citigroup provides a full and unconditional guarantee of the debt securities for the benefit of the holders, from time to time, of such debt securities.

Events of Default and Defaults

The events of default specified in the indenture include:

•	failure by Citigroup Global Markets Holdings or Citigroup to pay principal for 30 days;

•	failure by Citigroup Global Markets Holdings or Citigroup to pay required interest for 30 days;

•	failure by Citigroup Global Markets Holdings or Citigroup to make a required scheduled installment payment to a sinking fund for 30 days;

•	failure by Citigroup Global Markets Holdings to perform other covenants for 90 days after notice;

•	certain events of insolvency or bankruptcy of Citigroup Global Markets Holdings, whether voluntary or not; and

•	any additional events as may be set forth in the applicable prospectus supplement.

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup will not constitute an event of default with respect to any series of debt securities. Similarly, any breach of a covenant in the indenture by Citigroup (other than payment default) will not constitute an event of default with respect to any series of debt securities. See “Description of Debt Securities — Events of Default and Defaults.” Moreover, it will not constitute an event of default with respect to any series of debt securities if the guarantee of the debt security by Citigroup ceases to be in full force and effect for any reason.

Remedies

If there were an event of default, the trustee or holders of 25% of the principal amount of debt securities outstanding in a series could demand that the principal be paid immediately. However, holders of a majority in principal amount of the securities in that series could rescind that acceleration of the debt securities.

Use of Proceeds

Citigroup Global Markets Holdings will use the net proceeds it receives from any offering of these securities for general corporate purposes, which may include funding its or Citigroup’s operating units and subsidiaries, financing possible acquisitions or business expansion and refinancing or extending the maturity of existing debt obligations. Citigroup Global Markets Holdings may use a portion of the proceeds from the sale of indexed notes to hedge its exposure to payments that it may have to make on such indexed notes as described below under “Use of Proceeds and Hedging.”

Plan of Distribution

Citigroup Global Markets Holdings may sell the offered securities in any of the following ways:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

The prospectus supplement and/or pricing supplement will explain the ways Citigroup Global Markets Holdings sells specific securities, including the names of any underwriters and details of the pricing of the securities, as well as the commissions, concessions or discounts Citigroup Global Markets Holdings is granting the underwriters, dealers or agents.

If Citigroup Global Markets Holdings uses underwriters in any sale, the underwriters will buy the securities for their own account and may resell the securities from time to time in one or more transactions, at a fixed public offering price or at varying prices determined at the time of sale. In connection with an offering, underwriters and selling group members and their affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the securities, in accordance with applicable law.

Citigroup Global Markets Holdings expects that the underwriters for any offering will include one or more of its broker-dealer affiliates, including Citigroup Global Markets Inc. These broker-dealer affiliates also expect to offer and sell previously issued offered securities as part of their business, and may act as a principal or agent in such transactions. Citigroup Global Markets Holdings or any of its affiliates may use this prospectus and the related prospectus supplements and pricing supplements in connection with these activities. Offerings in which Citigroup Global Markets Holdings’ broker-dealer affiliates participate will conform with the requirements set forth in Rule 5121 of the Financial Industry Regulatory Authority, Inc. addressing conflicts of interest when distributing the securities of an affiliate. See below under “Plan of Distribution.”

Where You Can Find More Information

As required by the Securities Act of 1933, as amended (the “Securities Act”), Citigroup Global Markets Holdings and Citigroup filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.

Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public from the SEC’s web site at http://www.sec.gov. Such documents, reports and information are also available on Citigroup’s website: https://www.citigroup.com/global/investors/sec-filings. Information on Citigroup’s website does not constitute part of this prospectus or any accompanying prospectus supplement.

The SEC allows Citigroup to “incorporate by reference” the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (File No. 1-09924):

•	Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 20, 2026;

•	Current Reports on Form 8-K filed on January 12, 2026, January 14, 2026 (portions of Exhibit 99.1 only), February 3, 2026, February 12, 2026 and February 12, 2026;

•	Definitive Proxy Statement on Schedule 14A, filed on March 18, 2025; and

•	Current Report on Form 8-K, dated May 11, 2009, describing Citigroup’s common stock, including any amendments or reports filed for the purpose of updating such description.

In no event, however, will any of the information that Citigroup furnishes to, pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including exhibits related thereto) or other applicable SEC rules, rather than files with, the SEC be incorporated by reference or otherwise be included herein, unless such information is expressly incorporated herein by a reference in such furnished Current Report on Form 8-K or other furnished document.

All documents filed by Citigroup specified in Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the later of (1) the completion of the offering of the securities described in this prospectus and (2) the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

You may request a copy of these filings, at no cost, by writing, emailing or telephoning Citigroup at the following address:

Citigroup Investor Relations

388 Greenwich Street

New York, NY 10013

(212) 559-2718 (tel.)

Email: investorrelations@citi.com

You should rely only on the information provided in this prospectus, the prospectus supplement and any applicable pricing supplement, as well as the information incorporated by reference. We have not authorized anyone else to provide you with different information, and we take no responsibility for any information that others may give you. Neither Citigroup Global Markets Holdings nor Citigroup is making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, the prospectus supplement, any applicable pricing supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, any accompanying prospectus supplement and in other information incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are not based on historical facts but instead represent Citigroup’s and its management’s beliefs regarding future events. Such statements may be identified by words such as believe, expect, anticipate, intend, estimate, may increase, may fluctuate, target, outlook, guidance and illustrative, and similar expressions or future or conditional verbs such as will, should, would and could.

Such statements are based on management’s current expectations and are subject to risks, uncertainties and changes in circumstances. Actual results of operations and financial conditions including capital and liquidity may differ materially from those included in these statements due to a variety of factors, including without limitation the precautionary statements included in this prospectus and any accompanying prospectus supplement, and the factors and uncertainties summarized under “Forward-Looking Statements” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q and the factors listed and described under “Risk Factors” in Citigroup’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Precautionary statements included in such filings should be read in conjunction with this prospectus and any accompanying prospectus supplement.

Any forward-looking statements made by or on behalf of Citigroup speak only as to the date they are made, and Citigroup does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made.

CITIGROUP INC.

Citigroup Inc. is a global diversified financial services holding company whose businesses provide consumers, corporations, governments and institutions with a broad, yet focused range of financial products and services, including consumer banking and credit, corporate and investment banking, securities brokerage, trade and securities services and wealth management. Citigroup does business in nearly 160 countries and jurisdictions. Citigroup is managed pursuant to five reportable business segments, also referred to as Citi’s “five businesses”: Services, Markets, Banking, Wealth and U.S. Personal Banking (USPB). Activities not assigned to the segments are included in All Other. Effective as of the first quarter of 2026, Citi transferred its Retail Banking business from USPB to Wealth and the remaining USPB businesses, including Branded Cards and Retail Services, were integrated into a new U.S. Consumer Cards segment. Citigroup was incorporated in 1988 under the laws of the State of Delaware as a corporation with perpetual duration.

As a holding company, Citigroup relies on interest, dividends, distributions and other payments from its subsidiaries to fund dividends as well as to satisfy its debt and other obligations. Several of Citigroup’s U.S. and non-U.S. subsidiaries are or may be subject to capital adequacy or other liquidity, regulatory or contractual restrictions on their ability to provide such payments, including any local regulatory stress test requirements and inter-affiliate arrangements entered into in connection with Citigroup’s resolution plan. Citigroup’s broker-dealer and bank subsidiaries are subject to restrictions on their ability to lend or transact with affiliates, as well as restrictions on their ability to use funds deposited with them in brokerage or bank accounts to fund their businesses.

Every two years, Title I of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) requires Citigroup to prepare and submit a plan to the Federal Reserve and FDIC for the orderly resolution of Citigroup and its significant legal entities under the U.S. Bankruptcy Code in the event of material financial distress or failure.

Under Citigroup’s preferred “single point of entry” resolution plan strategy, only Citigroup, the parent holding company, would enter into bankruptcy, while Citigroup’s material legal entities (as defined in the public section of its 2025 resolution plan, which can be found on the Federal Reserve’s and FDIC’s websites) would remain operational outside of any resolution or insolvency proceedings. Citigroup’s resolution plan has been designed to minimize the risk of systemic impact to the U.S. and global financial systems, while maximizing the value of the bankruptcy estate for the benefit of Citigroup’s creditors, including its unsecured long-term debt holders.

In addition, in line with the Federal Reserve’s final TLAC rule, Citigroup’s shareholders and unsecured creditors—including its unsecured long-term debt holders—bear any losses resulting from Citigroup’s bankruptcy. Accordingly, any value realized by holders of its unsecured long-term debt may not be sufficient to repay the amounts owed to such debt holders in the event of a bankruptcy or other resolution proceeding of Citigroup.

The FDIC has also indicated that it was developing a single point of entry strategy to implement the Orderly Liquidation Authority under Title II of the Dodd-Frank Act, which provides the FDIC with the ability to resolve a firm when it is determined that bankruptcy would have serious adverse effects on financial stability in the U.S. Under the FDIC’s stated preferred “single point of entry” strategy for such resolution, the bank holding company (Citigroup) would be placed in receivership; the unsecured long-term debt and shareholders of the parent holding company would bear any losses; the FDIC would use its power to create a “bridge entity” for Citigroup; transfer the systemically important and viable parts of its business, principally the stock of Citigroup’s main operating subsidiaries and any intercompany claims against such subsidiaries, to the bridge entity; and recapitalize the operating subsidiaries using assets of Citigroup that have been transferred to the bridge entity and exchange external debt claims against Citigroup for equity in the bridge entity. Under this Title II resolution strategy, the value of the stock of the bridge entity that would be redistributed to holders of the debt securities offered by use of this prospectus and other debt securities of Citigroup may not be sufficient to repay all or part of the principal amount and interest on the debt securities and those other securities. Any of the securities being offered by this prospectus may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation or similar proceeding with respect to Citigroup, including a proceeding under the “orderly liquidity authority” provisions of the Dodd-Frank Act. While the FDIC has indicated that it would expect to use a single point of entry resolution strategy, it is not obligated to follow such a strategy in a Title II resolution of Citigroup.

As previously disclosed, in response to feedback received from the Federal Reserve and FDIC, Citigroup took the following actions:

(i) Citicorp LLC (Citicorp), an existing wholly owned subsidiary of Citigroup, was established as an intermediate holding company (an IHC) for certain of Citigroup’s operating material legal entities;

(ii) Citigroup executed an inter-affiliate agreement with Citicorp, Citigroup’s operating material legal entities and certain other affiliated entities pursuant to which Citicorp is required to provide liquidity and capital support to Citigroup’s operating material legal entities in the event Citigroup were to enter bankruptcy proceedings (Citi Support Agreement);

(iii) pursuant to the Citi Support Agreement:

•

Citigroup made an initial contribution of assets, including certain high-quality liquid assets and inter-affiliate loans (Contributable Assets), to Citicorp, and Citicorp became the business-as-usual funding vehicle for Citigroup’s operating material legal entities;

•

Citigroup will be obligated to continue to transfer Contributable Assets to Citicorp over time, subject to certain amounts retained by Citigroup to, among other things, meet Citigroup’s near-term cash needs;

•	in the event of a Citigroup bankruptcy, Citigroup will be required to contribute most of its remaining assets to Citicorp.

(iv) the obligations of both Citigroup and Citicorp under the Citi Support Agreement, as well as the Contributable Assets, are secured pursuant to a security agreement.

On November 22, 2022, the Federal Reserve and FDIC issued feedback on the resolution plans filed on July 1, 2021 by the eight U.S. GSIBs, including Citigroup. The Federal Reserve and FDIC jointly identified one shortcoming in Citigroup’s 2021 resolution plan. The shortcoming related to data integrity and data quality management issues, specifically, weaknesses in Citigroup’s processes and practices for producing certain data that could materially impact its resolution capabilities. On June 20, 2024, the Federal Reserve and FDIC issued feedback on the resolution plans filed on July 1, 2023 by the eight U.S. global systemically important banks, including Citigroup. The Federal Reserve and FDIC jointly identified one shortcoming in Citigroup’s 2023 resolution plan regarding Citigroup’s derivatives unwind capabilities. If a shortcoming is not satisfactorily explained or addressed before, or in, the submission of the next resolution plan, the shortcoming may be found to be a deficiency in the next resolution plan. Citigroup submitted a targeted resolution plan with the Federal Reserve and FDIC on July 1, 2025. For additional information on Citigroup’s resolution plan submissions, see “Managing Global Risk—Liquidity Risk” in Citigroup’s most recent Annual Report on Form 10-K.

Under Title I, if the Federal Reserve and the FDIC jointly determine that Citigroup’s resolution plan is not “credible” (which, although not defined, is generally believed to mean the regulators do not believe the plan is feasible or would otherwise allow Citigroup to be resolved in a way that protects systemically important functions without severe systemic disruption), or would not facilitate an orderly resolution of Citigroup under the U.S. Bankruptcy Code, and Citigroup fails to resubmit a resolution plan that remedies any identified deficiencies, Citigroup could be subjected to more stringent capital, leverage or liquidity requirements, or restrictions on its growth, activities or operations. If within two years from the imposition of any such requirements or restrictions Citigroup has still not remediated any identified deficiencies, then Citigroup could eventually be required to divest certain assets or operations. Any such restrictions or actions would negatively impact Citigroup’s reputation, market and investor perception, operations and strategy.

A bank holding company is required by law to act as a source of financial and managerial strength for its subsidiary banks. As a result, the Federal Reserve may require Citigroup Inc. to commit resources to its subsidiary banks even if doing so is not otherwise in the interests of Citigroup Inc. or its shareholders or creditors, reducing the amount of funds available to meet its obligations.

Under the terms of the indenture, a Citigroup bankruptcy, insolvency or resolution proceeding will not constitute an event of default with respect to any series of debt securities issued by Citigroup Global Markets Holdings. Moreover, it will not constitute an event of default with respect to any series of Citigroup Global Markets Holdings debt securities if the guarantee of the debt securities by Citigroup ceases to be in full force and effect for any reason, including Citigroup’s insolvency or resolution. Should the Citigroup guarantee no longer be in effect, Citigroup Global Markets Holdings will become the sole obligor under its debt securities, and there can be no assurance that it would be able to continue to meet its obligations under the debt securities.

In the event that Citigroup Global Markets Holdings also enters bankruptcy, at the time of Citigroup’s bankruptcy filing or at a later time, holders of debt securities issued by Citigroup Global Markets Holdings would be unsecured creditors of Citigroup in respect of the Citigroup guarantee and, accordingly, cannot be assured that the Citigroup guarantee would protect them against losses resulting from a Citigroup Global Markets Holdings’ default.

Markets, the business segment Citigroup Global Markets Holding Inc. and its U.S. and foreign broker-dealer subsidiaries are a part of, includes Fixed Income Markets and Equity Markets and provides corporate, institutional and public sector clients around the world with a full range of sales and trading services across equities, foreign exchange, rates, spread products and commodities. The range of services includes market-making across asset classes, risk management solutions, financing and prime brokerage.

As a market maker, Markets facilitates transactions by holding product inventory to meet client demand, with resulting gains and losses largely recorded as Principal transactions. Fee revenue is earned from services such as trading, financing, brokerage, securitization and underwriting. “Other” revenue includes gains (losses) on available-for-sale debt and equity securities (non-trading), and other nonrecurring gains and losses.

Markets maintains an international presence supported by trading floors in nearly 80 countries and Citigroup’s proprietary network in over 90 countries and jurisdictions.

For additional information on Markets’ business activities, see “Markets” in Citigroup’s most recent Annual Report on Form 10-K. The principal office of Citigroup is located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000.

CITIGROUP GLOBAL MARKETS HOLDINGS INC.

Citigroup Global Markets Holdings Inc., operating through its subsidiaries, engages in full-service investment banking and securities brokerage business. As used in this description, Citigroup Global Markets Holdings and the Company refer to Citigroup Global Markets Holdings Inc. and its consolidated subsidiaries.

The principal offices of Citigroup Global Markets Holdings are located at 388 Greenwich Street, New York, New York 10013, and its telephone number is (212) 559-1000. Citigroup Global Markets Holdings was incorporated in New York on February 23, 1977 and is the successor to Salomon Smith Barney Holdings Inc., a Delaware corporation, following a statutory merger effective on July 1, 1999, for the purpose of changing its state of incorporation. On April 7, 2003, Citigroup Global Markets Holdings filed a Restated Certificate of Incorporation in the State of New York changing its name from Salomon Smith Barney Holdings Inc. to Citigroup Global Markets Holdings Inc.

USE OF PROCEEDS AND HEDGING

General.  Citigroup Global Markets Holdings will use the proceeds it receives from the sale of the offered securities for general corporate purposes, which may include:

•	funding the business of its operating units and the operating units of Citigroup and its subsidiaries;

•	funding investments in, or extensions of credit or capital contributions to, its and Citigroup’s subsidiaries;

•	financing possible acquisitions or business expansion; and

•	lengthening the average maturity of liabilities, which means that it could reduce its short-term liabilities or refund maturing indebtedness.

Citigroup Global Markets Holdings expects to incur additional indebtedness in the future to fund its businesses. Citigroup Global Markets Holdings or one or more affiliates may enter into a derivative or other transaction in connection with the sale of the offered securities and may earn additional income from that transaction.

Use of Proceeds Relating to Indexed Notes.  Citigroup Global Markets Holdings or one or more of its affiliates may use all or some of the proceeds received from the sale of indexed notes to purchase or maintain positions in the underlying assets. Citigroup Global Markets Holdings or one or more of its affiliates may also purchase or maintain positions in options, futures contracts, forward contracts or swaps, or options on the foregoing, or other derivative or similar instruments relating to the relevant index or underlying assets. Citigroup Global Markets Holdings may also use the proceeds to pay the costs and expenses of hedging any currency, interest rate or other index-related risk relating to such indexed notes.

Citigroup Global Markets Holdings expects that it or one or more of its affiliates will increase or decrease their initial hedging position over time using techniques which help evaluate the size of any hedge based upon a variety of factors affecting the value of the underlying instrument. These factors may include the history of price changes in that underlying instrument and the time remaining to maturity. Citigroup Global Markets Holdings or one or more of its affiliates may take long or short positions in the index, the underlying assets, options, futures contracts, forward contracts, swaps, or options on the foregoing, or other derivative or similar instruments related to the index or the underlying assets. These other hedging activities may occur from time to time before the indexed notes mature and will depend on market conditions and the value of the index and the underlying assets.

In addition, Citigroup Global Markets Holdings or one or more of its affiliates may purchase or otherwise acquire a long or short position in indexed notes from time to time and may, in their sole discretion, hold, resell, exercise, cancel or retire such offered securities. Citigroup Global Markets Holdings or one or more of its affiliates may also take hedging positions in other types of appropriate financial instruments that may become available in the future.

If Citigroup Global Markets Holdings or one or more of its affiliates has a long hedge position in, or options, futures contracts or swaps or options on the foregoing, or other derivative or similar instruments related to, the index or underlying assets, Citigroup Global Markets Holdings or one or more of its affiliates may liquidate all or a portion of its holdings at or about the time of the maturity or earlier redemption or repurchase of, or the payment of any indexed interest on, the indexed notes. The aggregate amount and type of such positions are likely to vary over time depending on future market conditions and other factors. Since the hedging activities described in this section involve risks and may be influenced by a number of factors, it is possible that Citigroup Global Markets Holdings or one or more of its affiliates may receive a profit from the hedging activities, even if the market value of the indexed notes declines. Citigroup Global Markets Holdings is only able to determine profits or losses from any such position when the position is closed out and any offsetting position or positions are taken into account.

Citigroup Global Markets Holdings has no reason to believe that its hedging activities, as well as those of its affiliates, will have a material impact on the price of such options, futures contracts, forward contracts, swaps, options on the foregoing, or other derivative or similar instruments, or on the value of the index or the underlying assets. However, Citigroup Global Markets Holdings cannot guarantee you that its hedging activities, as well as those of its affiliates, will not affect such prices or values. Citigroup Global Markets Holdings will use the remainder of the proceeds from the sale of indexed notes for the general corporate purposes described above.

EUROPEAN MONETARY UNION

The foreign currencies in which debt securities may be denominated or by which amounts due on the offered securities may be calculated could be issued by countries that are member states of the European Union that have adopted or adopt the single euro currency in accordance with the Treaty establishing the European Community (as that Treaty is amended from time to time) (the “Participating Member States”).

The current Participating Member States are: Austria, Belgium, Bulgaria, Croatia, Cyprus, Estonia, Finland, France, Germany, Greece, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, the Netherlands, Portugal, Slovakia, Slovenia and Spain. Other member states of the European Union may also become participating member states of the single euro currency.

DESCRIPTION OF DEBT SECURITIES

The debt securities offered by this prospectus will be guaranteed unsecured and unsubordinated obligations of Citigroup Global Markets Holdings. The debt securities will be issued under a senior debt indenture dated as of March 8, 2016 and supplemented from time to time. The senior debt indenture, as amended, is sometimes referred to in this prospectus as the “indenture.” The senior debt indenture (or form thereof) has been filed with the SEC and is included in the registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. In the event of (i) any conflict between a provision of the senior debt indenture and the Trust Indenture Act of 1939, as amended (the “TIA”) or (ii) the omission of a provision required to be included in the senior debt indenture by the TIA, the TIA will control.

The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement and/or pricing supplement. Copies of the indenture may be obtained from Citigroup Global Markets Holdings, Citigroup or the trustee. So that you may easily locate the more detailed provisions, the numbers in parentheses below refer to sections in the indenture. Wherever particular sections or defined terms of the indenture are referred to, such sections or defined terms are incorporated into this prospectus by reference, and the statements in this prospectus are qualified by that reference. If any debt securities are to be issued under an indenture having terms that differ from those described below, the terms of such indenture will be as described in the applicable supplement for the offering of such debt securities.

As used in this prospectus, the term “supplement” means either a prospectus supplement or a pricing supplement, as applicable.

Unless otherwise specified in connection with a particular offering of debt securities, the trustee under the indenture will be The Bank of New York Mellon. Citigroup Global Markets Holdings has appointed Citibank, N.A. to act as registrar and paying agent under the indenture.

General

The indenture provides that unsecured senior debt securities of Citigroup Global Markets Holdings, the payment on which is fully and unconditionally guaranteed by Citigroup, may be issued in one or more series, with different terms, in each case as authorized from time to time by Citigroup Global Markets Holdings. Citigroup Global Markets Holdings also has the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series, which shall be fungible with the previous issue of such series of debt securities.

Details of the terms, including interest calculation provisions, of debt securities issued in a foreign currency or currency unit will be disclosed in the applicable prospectus supplement or pricing supplement related to such debt securities. United States federal income tax consequences and other special considerations applicable to any debt securities issued by Citigroup Global Markets Holdings at a discount or a premium will be described in the applicable supplement.

Because Citigroup is a holding company, the claims of creditors of Citigroup’s subsidiaries will have a priority over Citigroup’s equity rights and the rights of Citigroup’s creditors, including the holders of debt securities, to participate in the assets of Citigroup’s subsidiaries (other than Citigroup Global Markets Holdings) upon any subsidiary’s liquidation. Similarly, because Citigroup Global Markets Holdings is also a holding company, the claims of creditors of Citigroup Global Markets Holdings’ subsidiaries will have a priority over Citigroup Global Markets Holdings’ equity rights and the rights of Citigroup Global Markets Holdings’ creditors, including the holders of debt securities, to participate in the assets of Citigroup Global Markets Holdings’ subsidiaries upon any subsidiary’s liquidation.

The applicable supplement relating to any offering of debt securities will describe the following terms, where applicable:

•	the title of the debt securities;

•	the indenture under which the debt securities are being issued;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be sold and, if applicable, the method of determining the price;

•	the maturity date or dates;

•	the interest rate or the method of computing the interest rate;

•	the date or dates from which any interest will accrue, or how such date or dates will be determined, and the interest payment date or dates and any related record dates;

•	the place or places where payments on the debt securities may be made and the place or places where the debt securities may be presented for registration of transfer or exchange;

•	the currency or currency unit in which payment will be made;

•	if the debt securities will be issued in other than book-entry only form;

•	the identification of or method of selecting any calculation agents, exchange rate agents, or any other agents for the debt securities;

•	any provisions for the discharge of our obligations relating to the debt securities by the deposit of funds or U.S. government obligations;

•	any provisions relating to the extension or renewal of the maturity date of the debt securities;

•

if the amount of any payment may be determined with reference to an index or formula based on a currency or currency unit other than that in which the debt securities are payable, the manner in which the amounts will be determined;

•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•

if any payments may be made at the election of Citigroup Global Markets Holdings or a holder of debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable, the periods within which, and the terms upon which, such election may be made;

•	the terms and conditions on which the debt securities may be redeemed at the option of Citigroup Global Markets Holdings;

•	any obligation of Citigroup Global Markets Holdings to redeem, purchase or repay the debt securities at the option of a holder and the terms and conditions of redemption, purchase or repayment;

•	if other than the full principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;

•	the date of any global security if other than the original issuance of the first debt security to be issued;

•	any material provisions of the indenture described in this prospectus that do not apply to the debt securities; and

•	any other specific terms of the debt securities (Section 3.01).

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of any kind will be set forth in the supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Citigroup Global Markets Holdings. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities are not subject to any sinking fund.

Unless otherwise specified in connection with a particular offering of debt securities, debt securities denominated in U.S. dollars will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof (Section 2.01). The supplement relating to debt securities denominated in a foreign currency will specify the denomination of such debt securities.

The currency for payment for book-entry debt securities denominated in a foreign currency will be specified in the applicable supplement. However, when interests in such debt securities are held through The Depository Trust Company (“DTC”), all payments in respect of such debt securities will be made in U.S. dollars. See “— Book-Entry Procedures and Settlement” and “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversions” below.

Citigroup Global Markets Holdings may, without notice to or consent of the holders or beneficial owners of a series of debt securities, “reopen” such series of debt securities by issuing additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities under the indenture as the debt securities initially issued.

The debt securities will be issued only in registered form. As currently anticipated, debt securities of a series will trade in book-entry form, and global notes will be issued in physical (paper) form, as described below under “— Book-Entry Procedures and Settlement.”

Unless otherwise specified in connection with a particular offering of debt securities, the debt securities may be presented for exchange, and debt securities other than a global security may be presented for registration of transfer, at the principal trust office of the registrar maintained for such purpose in New York City. Holders will not have to pay any service charge for any registration of transfer or exchange of debt securities, but Citigroup Global Markets Holdings may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer (Section 3.06).

Unless otherwise specified in connection with a particular offering of debt securities denominated in a foreign currency, a fiscal agency agreement will be entered into in relation to the debt securities between

Citigroup Global Markets Holdings and Citibank, N.A., London Branch, as registrar, fiscal agent and principal paying agent. The terms “registrar,” “fiscal agent,” and “principal paying agent” shall include any successors appointed from time to time in accordance with the provisions of the fiscal agency agreement, and any reference to an “agent” or “agents” shall mean any or all (as applicable) of such persons. The holders of the debt securities are bound by, and are deemed to have notice of, the provisions of the fiscal agency agreement. Unless otherwise specified in connection with a particular offering of debt securities, copies of the fiscal agency agreement are available for inspection during usual business hours at the principal office of Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

Payments of Principal and Interest

Payments of principal and interest on debt securities issued in book-entry form will be made as described below under “— Book-Entry Procedures and Settlement.” Payments of principal and interest on debt securities issued in definitive form, if any, will be made as described below under “— Definitive Notes and Paying Agents.”

Interest on the debt securities will be paid on the dates specified in connection with a particular offering of debt securities (each, an “interest payment date”). If an interest payment date for a fixed rate note or the maturity date or redemption date of the debt securities falls on a day that is not a Business Day, the payment due on such interest payment date or on the maturity date or redemption date will be postponed to the next succeeding Business Day, and no further interest will accrue in respect of such postponement. Unless otherwise specified in connection with a particular offering of debt securities, if an interest payment date for a floating rate note falls on a day that is not a Business Day, payment due on such interest payment date will be paid the next following Business Day unless that day falls in the next calendar month, in which case the payment due on such interest payment date will be the first preceding Business Day.

Unless otherwise specified in connection with a particular offering of debt securities, all payments of interest on the debt securities will be made to the persons in whose names the notes are registered at the close of business on the Business Day preceding an interest payment date.

Interest on the debt securities will be paid on the dates specified in connection with each particular offering of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, in this section, “Business Day” means any day which is a day on which commercial banks settle payments and are open for general business in New York, in the case of U.S. dollar-denominated debt securities. The business day definition for debt securities in any other currency will be set forth in the applicable supplement.

If a date for payment of interest or principal on the debt securities falls on a day that is not a business day in the place of payment, such payment will be made on the next succeeding business day in such place of payment as if made on the date the payment was due. No interest will accrue on any amounts payable for the period from and after the due date for payment of such principal or interest.

Interest Rate Determination

Fixed Rate Notes

Unless otherwise specified in connection with a particular offering of debt securities, each fixed rate note will bear interest from its original issue date, or from the last interest payment date to which interest has been paid or duly provided for, at the rate per annum stated in the applicable supplement until its principal amount is paid or made available for payment.

Unless otherwise specified in connection with a particular offering of debt securities, interest on each fixed rate note will be payable semi-annually in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on U.S.-dollar-denominated fixed rate notes will be calculated on the basis of a 360-day year comprised of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed. The day-count for fixed rate notes denominated in any other currency will be set forth in the applicable supplement. All U.S. dollar amounts resulting from this calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Floating Rate Notes

Each floating rate note will bear interest at the interest rate specified in the supplement relating to a particular series of debt securities. Unless otherwise specified in connection with a particular offering of debt securities, interest on each floating rate note will be payable quarterly in arrears on the dates set forth in the applicable supplement, with each such day being an interest payment date, and at maturity. Unless otherwise specified in connection with a particular offering of debt securities, interest on floating rate notes will be calculated on the basis of the actual number of days in an interest period and a 360-day year. An interest period is the period commencing on an interest payment date and ending on the day preceding the next following interest payment date.

The first interest period will commence on the day the floating rate notes are issued and will end on the day preceding the next following interest payment date.

The interest rate for each offering of floating rate notes for a particular interest period will be a per annum rate equal to the base rate specified in the applicable supplement, as determined on the relevant interest determination date (as defined in the applicable supplement), plus or minus any spread or multiplied by any spread multiplier. A basis point, or bp, equals one-hundredth of a percentage point. The spread is the number of basis points specified in the applicable supplement and the spread multiplier is the percentage specified in the applicable supplement.

Each floating rate note will bear interest for each interest period at a rate determined by the calculation agent named or to be named in the applicable prospectus supplement. Promptly upon determination, the calculation agent will inform the trustee and Citigroup Global Markets Holdings of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the calculation agent shall be binding and conclusive on the holders of such floating rate notes, the trustee and Citigroup Global Markets Holdings. Upon request from any noteholder, the calculation agent will provide the interest rate in effect on the notes for the current interest period and, if it has been determined, the interest rate to be in effect for the next interest period.

Unless otherwise specified in connection with a particular offering of debt securities, all percentages resulting from any calculation of the rate of interest on a floating rate note will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward. All currency amounts used in, or resulting from, the calculation on floating rate notes will be rounded to the nearest one-hundredth of a unit. For purposes of rounding, .005 of a unit shall be rounded upward.

Book-Entry Procedures and Settlement

Unless otherwise specified in connection with a particular offering of debt securities, we will issue debt securities under a book-entry system in the form of one or more global securities. We will register the global securities in the name of a depositary or its nominee and deposit the global securities with that depositary. Unless otherwise specified in connection with a particular offering of debt securities, DTC will be the depositary if we use a depositary.

Following the issuance of a global security in registered form, the depositary will credit the accounts of its participants with the debt securities upon our instructions. Only persons who hold directly or indirectly through financial institutions that are participants in the depositary can hold beneficial interests in the global securities. Because the laws of some jurisdictions require certain types of purchasers to take physical delivery of such securities in definitive form, you may encounter difficulties in your ability to own, transfer or pledge beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, Citigroup and the trustee will treat the depositary as the sole owner or holder of the debt securities for purposes of the indenture. Therefore, except as set forth below, you will not be entitled to have debt securities registered in your name or to receive physical delivery of certificates representing the debt securities. Accordingly, you will have to rely on the procedures of the depositary and the participant in the depositary through whom you hold your beneficial interest in order to exercise any rights of a holder under the indenture. Citigroup understands that under existing practices, the depositary would act upon the instructions of a participant or authorize that participant to take any action that a holder is entitled to take.

You may elect to hold interests in the global securities either in the United States through DTC or outside the United States through Clearstream Banking S.A. (“Clearstream”) or Euroclear Bank, SA/NV, or its successor, as operator of the Euroclear System, (“Euroclear”) if you are a participant of such system, or indirectly through organizations that are participants in such systems. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.

As long as the debt securities are represented by the global securities, we will pay principal of and interest and premium, if any, on those securities to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC, Clearstream or Euroclear, as applicable, will credit the relevant accounts of their participants on the applicable date. Neither we nor the trustee will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and you will have to rely on the procedures of the depositary and its participants.

If an issue of debt securities is denominated in a currency other than the U.S. dollar, we will make payments of principal and any interest in the foreign currency in which the debt securities are denominated or, for notes held through DTC, in U.S. dollars. See “Currency Conversions and Foreign Exchange Risks Affecting Debt Securities Denominated in a Foreign Currency — Currency Conversions” below.

Settlement

You will be required to make your initial payment for the debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by a U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Definitive Notes and Paying Agents

A beneficial owner of book-entry securities represented by a global security may exchange the securities for definitive (paper) securities only if:

(a)

the depositary is unwilling or unable to continue as depositary for such global security and Citigroup Global Markets Holdings is unable to find a qualified replacement for the depositary within 90 days;

(b)

the depositary ceases to be a clearing agency registered under the Exchange Act or Clearstream, Euroclear, CREST or any other securities depositary, book-entry system or clearing agency located outside the United States which is so authorized to act under applicable law and, in each case, Citigroup Global Markets Holdings notifies the trustee that it is unable to find a qualified successor depositary; or

(c)	Citigroup Global Markets Holdings in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Unless otherwise specified in connection with a particular offering of debt securities, any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form, with the same terms and of an equal aggregate principal amount, in denominations of $1,000 and whole multiples of $1,000. Definitive notes will be registered in the name or names of the person or persons specified by the depositary in a written instruction to the registrar of the securities. The Depositary may base its written instruction upon directions it receives from its participants.

If any of the events described above occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive debt securities are available and notice will be published as described below under “— Notices.” Beneficial owners of book-entry debt securities will then be entitled (1) to receive physical delivery in certificated form of definitive debt securities equal in principal amount to their beneficial interest and (2) to have the definitive debt securities registered in their names. Thereafter, the holders of the definitive debt securities will be recognized as the “holders” of the debt securities under the indenture.

The indenture provides for the replacement of a mutilated, lost, stolen or destroyed security, so long as the applicant furnishes to Citigroup Global Markets Holdings and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to receive payments of principal and interest on their debt securities at the office of Citigroup Global Markets Holdings’ paying agent maintained in the Borough of Manhattan (in the case of holders of U.S. dollar-denominated debt securities or holders of debt securities denominated in a foreign currency electing to receive payments in U.S. dollars) and in London (in the case of holders of debt securities denominated in a foreign currency not electing to receive payments in U.S. dollars). Payment of principal of a definitive debt security may be made only against surrender of the debt security to one of Citigroup Global Markets Holdings’ paying agents. Citigroup Global Markets Holdings also has the option of making payments of interest by mailing checks to the registered holders of the debt securities.

Unless otherwise specified in connection with a particular offering of debt securities, Citigroup Global Markets Holdings’ paying agent in the Borough of Manhattan will be the corporate trust office of Citibank, N.A., located at 388 Greenwich Street, New York, New York 10013. Citigroup Global Markets Holdings’ paying agent in London is Citibank, N.A., London Branch, located at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, England.

In the event definitive debt securities are issued, the holders of definitive debt securities will be able to transfer their securities, in whole or in part, by surrendering the debt securities for registration of transfer at the office of Citibank, N.A., listed above, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to Citigroup Global Markets Holdings and the securities registrar. A form of such instrument of transfer will be obtainable at the relevant office of Citibank, N.A. Upon surrender, Citigroup Global Markets Holdings will execute, and the trustee will authenticate and deliver, new debt securities to the designated transferee in the amount being transferred, and a new debt security for any amount not being transferred will be issued to the transferor. Such new securities will be delivered free of charge at the relevant office of Citibank, N.A., as requested by the owner of such new debt securities. Citigroup Global Markets Holdings will not charge any fee for the registration of transfer or exchange, except that it may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Notices

So long as the global securities are held on behalf of DTC or any other clearing system, notices to holders of securities represented by a beneficial interest in the global securities may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Governing Law

The indenture and the debt securities for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Unclaimed Funds

Unless otherwise specified in connection with a particular offering of debt securities, all funds deposited with the trustee or any paying agent for the payment of principal, interest, premium or additional amounts in respect of the debt securities that remain unclaimed for two years after the maturity date of the debt securities will be repaid to Citigroup Global Markets Holdings upon its request. Thereafter, any right of any noteholder to such funds shall be enforceable only against Citigroup Global Markets Holdings, and the trustee and paying agents will have no liability therefor.

Prescription

Under New York’s statute of limitations, any legal action to enforce Citigroup Global Markets Holdings’ payment obligations evidenced by the debt securities must be commenced within six years after payment is due. Thereafter Citigroup Global Markets Holdings’ payment obligations will generally become unenforceable.

Ranking

The debt securities will be issued under the indenture, will be guaranteed unsecured and unsubordinated obligations of Citigroup Global Markets Holdings and will rank on an equal basis with all other unsecured senior indebtedness of Citigroup Global Markets Holdings, whether existing at the time of issuance or created thereafter.

Covenants

Limitations on Liens.  The indenture provides that neither Citigroup Global Markets Holdings nor Citigroup will, and each will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, lien on, or security interest in any shares of Voting Stock of any Significant Subsidiary, without providing that each series of debt securities and, at its option, any other senior indebtedness ranking equally with such series of debt securities, is secured equally and ratably with such indebtedness. This limitation shall not apply to indebtedness secured by a pledge of, lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary, including any renewals or extensions of such secured indebtedness (Sections 5.04 and 16.04).

With respect to Citigroup Global Markets Holdings and Citigroup, as applicable (each, a “Citi entity”), “Significant Subsidiary” means a Subsidiary, including its Subsidiaries, which meets any of the following conditions:

•

The Citi entity’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10 percent of the total assets of the Citi entity and its Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•

The Citi entity’s and its other Subsidiaries’ proportionate share of the total assets of the Subsidiary after intercompany eliminations exceeds 10 percent of the total assets of Citigroup and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•

The Citi entity’s and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds 10 percent of such income of the Citi entity and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means any corporation or other entity of which a majority of the voting power of the voting securities or, in the case of a partnership or any other entity other than a corporation, the outstanding equity interests, shall at the time be owned, directly or indirectly, by the Citi entity, and/or one or more Subsidiaries, except securities entitled to vote for directors only upon the happening of a contingency.

“Voting Stock” means capital stock, the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation, or substantially equivalent interests in the case of an entity other than a corporation, except capital stock that carries only the right to vote conditioned on the happening of an event regardless of whether such event shall have happened (Sections 5.04 and 16.04).

Limitations on Mergers and Sales of Assets.  The indenture provides that neither Citigroup Global Markets Holdings nor Citigroup will merge or consolidate with another entity or sell other than for cash or lease all or substantially all its assets to another entity, except, in the case of Citigroup, if such lease or sale is to one or more of its Subsidiaries, unless:

•

either (1) the Citi entity is the continuing entity, or (2) the successor entity, if other than the Citi entity, is a U.S. corporation, partnership or trust and expressly assumes by supplemental indenture the obligations of the Citi entity evidenced by the securities issued pursuant to the indenture; and

•	immediately after the transaction, there would not be any default in the performance of any covenant or condition of the indenture (Sections 5.05 and 16.05).

Other than the restrictions described above, the indenture does not contain any covenants or provisions that would protect holders of the debt securities in the event of a highly leveraged transaction.

Modification of the Indenture

Under the indenture, Citigroup Global Markets Holdings, Citigroup and the trustee can enter into supplemental indentures to establish the form and terms of any series of debt securities without obtaining the consent of any holder of debt securities.

Citigroup Global Markets Holdings, Citigroup and the trustee may, with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of a series that are affected by such modification, modify the indenture or the rights of the holders of the securities of such series to be affected.

No such modification may, without the consent of the holder of each security so affected:

•	extend the fixed date on which the principal or any installment of interest on any such securities is due and payable;

•	reduce the rate of interest on such securities;

•	reduce the principal amount of such securities;

•	reduce the principal amount of any securities issued originally at a discount that would be due and payable upon a declaration of the acceleration of the maturity thereof;

•	change the currency in which any such securities are payable; or

•	impair the right to sue for the enforcement of any payment on or after the fixed date on which such payment is due and payable.

In addition, no such modification may:

•	reduce the percentage of securities referred to above whose holders need to consent to the modification without the consent of such holders; or

•	change the rights, duties or immunities of the trustee under the indenture unless the trustee agrees to such change (Sections 15.01, 15.02 and 15.03).

Events of Default and Defaults

Events of default under the indenture are:

•	failure of Citigroup Global Markets Holdings or Citigroup to pay required interest on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to pay principal, other than a scheduled installment payment to a sinking fund, on any debt security of such series for 30 days;

•	failure of Citigroup Global Markets Holdings or Citigroup to make any required scheduled installment payment to a sinking fund for 30 days on debt securities of such series;

•

failure of Citigroup Global Markets Holdings to perform for 90 days after notice any other covenant in the indenture applicable to it other than a covenant included in the indenture solely for the benefit of a series of debt securities other than such series; and

•	certain events of bankruptcy or insolvency of Citigroup Global Markets Holdings, whether voluntary or not (Section 6.01).

Events of bankruptcy or insolvency or resolution proceedings relating to Citigroup will not constitute an event of default with respect to any series of debt securities. Similarly, any breach of a covenant in the indenture by Citigroup (other than payment default) will not constitute an event of default with respect to any series of debt securities. Furthermore, it will not constitute an event of default with respect to any series of debt securities if the guarantee of the debt security by Citigroup ceases to be in full force and effect for any reason. Therefore, events of bankruptcy or insolvency or resolution proceedings relating to Citigroup (in the absence of any such event occurring with respect to Citigroup Global Markets Holdings) will not permit any of the debt securities to be declared due and payable. In addition, a breach of a covenant by Citigroup (including, for example, a breach of Citigroup’s covenants with respect to mergers, the sale of all or substantially all its assets or limitations on liens, as described above under “— Covenants”), other than payment default, will not permit any of the debt securities to be declared due and payable. The value you receive on any series of debt securities may be significantly less than what you would have otherwise received had the debt securities been declared due and payable immediately upon certain events of bankruptcy or insolvency or resolution proceedings relating to Citigroup or the breach of a covenant by Citigroup or upon Citigroup’s guarantee ceasing to be in full force and effect.

If an event of default regarding debt securities of any series issued under the indenture should occur and be continuing, either the trustee or the holders of 25% in the principal amount of outstanding debt securities of such series may declare each debt security of that series due and payable (Section 6.02). Citigroup Global Markets Holdings and Citigroup are required to file annually with the trustee a statement of an officer as to the fulfillment by Citigroup Global Markets Holdings and Citigroup of its obligations under the indenture during the preceding year (Section 5.06).

No event of default regarding one series of debt securities issued under the indenture is necessarily an event of default regarding any other series of debt securities (Section 6.02). For purposes of this section, “series” refers to debt securities having identical terms, except as to issue date, principal amount and, if applicable, the date from which interest begins to accrue.

Holders of a majority in principal amount of the outstanding debt securities of any series will be entitled to control certain actions of the trustee under the indenture and to waive past defaults regarding such series (Sections 6.02 and 6.06). The trustee generally will not be under any obligation to act at the request, order or direction of any of the holders of debt securities, unless one or more of such holders shall have offered to the trustee reasonable security or indemnity satisfactory to it (Section 10.01).

If an event of default occurs regarding a series of debt securities, the trustee may use any sums that it collects under the indenture for its own reasonable compensation and expenses incurred prior to paying the holders of debt securities of such series (Section 6.05).

Before any holder of any series of debt securities may institute action for any remedy, except payment on such holder’s debt security when due, the holders of not less than 25% in principal amount of the debt securities of that series outstanding must request the trustee to take action. Holders must also offer security and indemnity reasonably satisfactory to the trustee against liabilities incurred by the trustee for taking such action (Section 6.07).

Defeasance

Unless otherwise specified in connection with a particular offering of debt securities, after Citigroup Global Markets Holdings has deposited with the paying agent cash and/or U.S. government securities or, in the case of debt securities denominated in a currency other than U.S. dollars, after Citigroup Global Markets Holdings has deposited with the paying agent funds in the currency specified in the applicable supplement and/or other government securities specified in the applicable supplement in trust for the benefit of the beneficial owners sufficient to pay the principal of, premium, if any, and interest on the debt securities of such series when due, then Citigroup Global Markets Holdings, at its option:

•	will be deemed to have paid and satisfied its obligations on all outstanding debt securities of such series, which is known as “defeasance and discharge” (Section 12.02); or

•	will cease to be under any obligation under specific covenants, relating to the debt securities of such series, which is known as “covenant defeasance” (Section 12.03).

In the case of both defeasance and discharge and covenant defeasance, Citigroup Global Markets Holdings must also deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities of such series will have no United States federal income tax consequences as a result of such deposit (Section 12.04).

When there is a defeasance and discharge, (1) the indenture will no longer govern the debt securities of such series, (2) Citigroup Global Markets Holdings and Citigroup will no longer be liable for payment and (3) the beneficial owners of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Citigroup Global Markets Holdings and Citigroup will continue to be obligated to make payments when due if the deposited funds are not sufficient.

The obligations and rights under the indenture regarding compensation, reimbursement and indemnification of the trustee, optional redemption, mandatory or optional sinking fund payments, if any, registration of transfer and exchange of the debt securities of such series, replacement of mutilated, destroyed, lost or stolen debt securities and certain other administrative provisions will continue even if Citigroup Global Markets Holdings exercises its defeasance and discharge or covenant defeasance options (Sections 12.02 and 12.03).

Citigroup Guarantee

The payments due on debt securities issued by Citigroup Global Markets Holdings will be fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Global Markets Holdings does not make any required payment in respect of its debt securities when due, Citigroup will cause the payment to be made at the same address at which Citigroup Global Markets Holdings is obligated to make such payment. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of Citigroup without taking any action whatsoever against Citigroup Global Markets Holdings. Citigroup’s obligations under its guarantee are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to Citigroup Global Markets Holdings pursuant to any applicable law or statute. The indenture permits Citigroup, at its option and without the consent of the holders of the debt securities of any series, to assume all of the obligations of Citigroup Global Markets Holdings under any debt securities. Upon any such assumption, Citigroup Global Markets Holdings will be released from its obligations under such debt securities.

Concerning the Trustee

Citigroup Global Markets Holdings, Citigroup and certain of their affiliates have had and may continue to have banking relationships with the trustee in the ordinary course of business.

CURRENCY CONVERSIONS AND FOREIGN EXCHANGE RISKS AFFECTING

DEBT SECURITIES DENOMINATED IN A FOREIGN CURRENCY

Currency Conversions

Unless otherwise specified in connection with a particular offering of debt securities, if debt securities denominated in a foreign currency offered and sold in the United States (“DTC debt securities”) will be represented by beneficial interests in fully registered permanent global debt securities (“DTC global debt securities”) and deposited with Citibank, N.A., London Branch, as custodian for, and registered in the name of Cede & Co., as nominee for, DTC, all payments in respect of such debt securities will be made in U.S. dollars.

As determined by the exchange agent under the terms of the fiscal agency agreement, in accordance with reasonable market practice, the amount of U.S. dollars payable in respect of any particular payment under the DTC debt securities will be equal to the amount of the relevant foreign currency U.S.$ rate of exchange prevailing as of 11:00 a.m. (London time) on the day which is two Business Days prior to the relevant payment date, less any costs incurred by the exchange agent for such conversion (to be shared pro rata among the holders of DTC debt securities accepting U.S. dollar payments in the proportion of their respective holdings), all in accordance with the fiscal agency agreement. If an exchange rate bid quotation is not available, the exchange agent shall obtain a bid quotation from a leading foreign exchange bank in London selected by the exchange agent for such purpose after consultation with Citigroup Global Markets Holdings. If no bid quotation from a leading foreign exchange bank is available, payment will be in the relevant foreign currency to the account or accounts specified by DTC to the exchange agent. For purposes of this paragraph, a “Business Day” is a day on which commercial banks and foreign exchange markets settle payments in each of New York City and London.

Although DTC has agreed to the foregoing procedures, it is under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued.

Holders of the debt securities will be subject to foreign exchange risks as to payments of principal and interest that may have important economic and tax consequences to them. For further information as to such consequences, see “— Foreign Exchange Risks” below.

Judgments in a Foreign Currency

The debt securities will be governed by, and construed in accordance with, the laws of State of New York. Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. A 1987 amendment to the Judiciary Law of the State of New York provides, however, that an action based upon an obligation denominated in a currency other than U.S. dollars will be rendered in the foreign currency of the underlying obligation. Any judgment awarded in such an action will be converted into U.S. dollars at the rate of exchange prevailing on the date of the entry of the judgment or decree.

Foreign Exchange Risks

An investment in debt securities which are denominated in, and all payments in respect of which are to be made in, a currency other than the currency of the country in which the purchaser is a resident or the currency in which the purchaser conducts its business or activities (the “home currency”) entails significant risks that are not associated with a similar investment in a security denominated in the home currency. Such risks include, without limitation, the possibility of significant changes in the rates of exchange between the home currency and the relevant foreign currency and the possibility of the imposition or modification of foreign exchange controls with respect to the relevant foreign currency. Such risks generally depend on economic and political events over which Citigroup Global Markets Holdings has no control. In recent years, rates of exchange for foreign currencies have been volatile and such volatility may be expected to continue in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in such rate that may occur during the term of the debt securities. Depreciation of the relevant foreign currency against the relevant home currency could result in a decrease in the effective yield of such relevant foreign denominated debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a home currency basis.

This description of foreign currency risks does not describe all the risks of an investment in debt securities denominated in a currency other than the home currency. Prospective investors should consult with their financial and legal advisors as to the risks involved in an investment in a particular offering of debt securities.

PLAN OF DISTRIBUTION

Citigroup Global Markets Holdings may offer the offered securities in one or more of the following ways from time to time:

•	to or through underwriters or dealers;

•	by itself directly;

•	through agents; or

•	through a combination of any of these methods of sale.

Any such underwriters, dealers or agents may include any broker-dealer affiliate of Citigroup Global Markets Holdings.

The supplement relating to an offering of offered securities will set forth the terms of such offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to Citigroup Global Markets Holdings from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the initial public offering price;

•	any discounts or concessions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise specified in connection with a particular offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on the NYSE, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If dealers are utilized in the sale of offered securities, Citigroup Global Markets Holdings will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the supplement relating to that transaction.

Offered securities may be sold directly by Citigroup Global Markets Holdings to one or more institutional purchasers, or through agents designated by Citigroup Global Markets Holdings from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by Citigroup Global Markets Holdings to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, Citigroup Global Markets Holdings may utilize the services of an entity through which it may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable supplement.

If so indicated in the applicable supplement, Citigroup Global Markets Holdings will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from Citigroup Global Markets Holdings at the public offering price set forth in such supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the supplement and the supplement will set forth the commission payable for solicitation of such contracts.

Conflicts of Interest. The broker-dealer affiliates of Citigroup Global Markets Holdings, including Citigroup Global Markets Inc., are members of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and may participate in distributions of the offered securities. Accordingly, offerings of offered securities in which Citigroup Global Markets Holdings’ broker-dealer affiliates participate will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in FINRA Rule 5121. Neither Citigroup Global Markets Inc. nor any other broker-dealer affiliate of Citigroup Global Markets Holdings will sell the offered securities to an account over which Citigroup or its subsidiaries have investment discretion unless Citigroup Global Markets Inc. or such broker-dealer subsidiary has received specific written approval of the transaction from the account holder.

This prospectus, together with any applicable supplement, may also be used by any broker-dealer affiliate of Citigroup Global Markets Holdings in connection with offers and sales of the offered securities in market-making transactions, including block positioning and block trades, at negotiated prices related to prevailing market prices at the time of sale. Any of Citigroup Global Markets Holdings’ broker-dealer affiliates may act as principal or agent in such transactions. None of Citigroup Global Markets Holdings’ broker-dealer affiliates have any obligation to make a market in any of the offered securities and may discontinue any market-making activities at any time without notice, at its sole discretion.

One or more dealers, referred to as “remarketing firms,” may also offer or sell the securities, if the supplement so indicates, in connection with a remarketing arrangement contemplated by the terms of the securities. Remarketing firms will act as principals for their own accounts or as agents. The supplement will identify any remarketing firm and the terms of its agreement, if any, with Citigroup Global Markets Holdings and Citigroup and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the remarketing of the securities.

Underwriters, dealers and agents may be entitled, under agreements with Citigroup Global Markets Holdings and Citigroup, to indemnification by Citigroup Global Markets Holdings and Citigroup relating to material misstatements and omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Citigroup Global Markets Holdings and affiliates of Citigroup Global Markets Holdings in the ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

Davis Polk & Wardwell LLP or counsel to be identified in the applicable supplement will act as legal counsel to Citigroup Global Markets Holdings and Citigroup. Cleary Gottlieb Steen & Hamilton LLP, or other counsel identified in the applicable supplement, will act as legal counsel to the underwriters. Cleary Gottlieb Steen & Hamilton LLP has from time to time acted as counsel for Citigroup and certain of its subsidiaries, including Citigroup Global Markets Holdings, and may do so in the future.

EXPERTS

The consolidated financial statements of Citigroup Inc. and its subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of effectiveness of internal control over financial reporting as of December 31, 2025 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on consolidated financial statements of Citigroup Inc. and its subsidiaries at future dates, and consents to the use of their report thereon, such consolidated financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Medium-Term Senior Notes, Series N

PROSPECTUS SUPPLEMENT

February 25, 2026

(Including Prospectus

Dated February 25, 2026)

Citigroup